UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Sec. 240.14a-12

READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required

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and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and
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(1) Amount Previously Paid:  __________

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READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD by live interactive webcast ON Tuesday, DECEMBER 8, 2020

TO OUR STOCKHOLDERS:

I would like to invite you to attend our 2020 Annual Meeting of Stockholders (our “Annual Meeting”) of Reading International, Inc., a Nevada corporation, to be held in a virtual format via live streaming webcast, on Tuesday, December 8, 2020, commencing at 11:00 a.m., Pacific Time.  We are meeting virtually this year in recognition of the practical constraints on travel imposed by the COVID-19 pandemic and to mitigate the exposure of our stockholders, employees and directors to the coronavirus.  Accordingly, there is no physical site for our meeting this year and you are invited to attend and participate in the meeting over the Internet from your home, office or other  remote location of your choosing.

This is the first time we have conducted an annual meeting in a virtual format, and are hopeful that you will find it convenient, and perhaps even more convenient than a physical meeting, requiring travel or other arrangements.   Just as we have had a check-in process for our physical meetings to preserve the integrity of our meeting and our voting process, we have established a registration process for our virtual meeting.  In order to attend and participate in our meeting, you will need to register with us in advance by the registration deadline of 2:00 p.m., Pacific Time, on Thursday, December 3, 2020 at www.proxydocs.com/RDIB.  Even if you have participated in virtual annual meetings before, we urge you not to wait until the last moment to register in case you encounter any difficulties with the registration process. This process is explained in greater detail in the accompanying Proxy Statement.

Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to our meeting live on the Internet and permit you to vote and to communicate with our meeting using your control number and link found in your access email.  Please note that, as in prior years, we are still soliciting your proxy and that, whether or not you choose to attend and participate in our Annual Meeting, you may still vote by proxy in the same manner that you have in prior years.  However, you can now also vote live on the Internet using your control number through the meeting website if you are the record holder of your shares or, if you are the beneficial owner, have received a valid proxy from the record holder of such shares.

The purpose of our Annual Meeting is for the stockholders to consider and vote upon the following matters:

1.	To elect Seven (7) Directors to serve until our Company’s 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the adoption of our Company’s 2020 Stock Incentive Plan;

3.	To ratify the appointment of Grant Thornton, LLP as our Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2020;

4.	To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers; and

5.	To transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Only holders of record of our Class B Voting Common Stock at the close of business on Friday, October 19, 2020, are entitled to vote at our Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted, regardless of the size of your holdings.  Accordingly, whether or not you plan to attend our Annual Meeting, we encourage you to take the time to register to participate in our Annual Meeting and to vote by following the Internet or telephone voting instructions provided on the enclosed proxy card or by completing and mailing the proxy card as promptly as possible.  Your proxy is revocable at any time before it is voted and will not affect your right to vote electronically at our virtual Annual Meeting, if you are the record holder of your shares and you register and log-in to participate in that meeting or, if you are not the record holder of your shares, you obtain a legal proxy to vote such shares and register and log-in to participate in that meeting.

Thank you for your continued and on-going support of our Company.  Please register for and attend and participate in our Annual Meeting.

By Order of the Board of Directors,

Ellen M. Cotter
Chairperson of the Board

This Proxy Statement, a form of proxy and the Annual Report are first being distributed or otherwise furnished to stockholders on or about November 6, 2020.

READING INTERNATIONAL, INC.
5995 Sepulveda Boulevard, Suite 300
Culver City, California 90230

PROXY STATEMENT

Virtual Annual Meeting of Stockholders
11:00 a.m., Pacific Time:  Tuesday, December 8, 2020

Registration Website: www.proxydocs.com/RDIB

Registration Deadline for Attendance and Participation at Our Virtual Annual Meeting

2:00 p.m., Pacific Time:  Thursday, December 3, 2020

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2020 Annual Meeting to be held in a virtual format via the Internet on Tuesday, December 8, 2020, commencing at 11:00 a.m., Pacific Time, or at any adjournment or postponement thereof.

As of October 19, 2020, the record date for our Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding, held by 186 stockholders of record.

When proxies are properly executed and received, the shares represented thereby will be voted at our Annual Meeting in accordance with the directions noted thereon.

Our Proxy Statement and Annual Report are both available free of charge at https://investor.readingrdi.com and at www.proxydocs.com/RDIB (our “Annual Meeting Website”).

ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

This Proxy Statement is being sent to all of our stockholders of record as of the close of business day on the Record Date, by our Board of Directors (our “Board”) to solicit the proxy of holders of our Class B Stock as of such date to be voted at our Annual Meeting.  This Proxy Statement is intended to describe the matters on which we would like you, our stockholder, to vote and to provide  you with information on these matters so that you can make an informed decision. If you will not be able to attend our Annual Meeting virtually and vote virtually, you are encouraged to read this Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions on the enclosed proxy card.

What items of business will be voted on at our Annual Meeting?

There are four items of business scheduled to be considered for a vote at our Annual Meeting:

•	PROPOSAL 1: Election of Seven (7) Directors to the Board (the “Election of Directors”);
•	PROPOSAL 2: Approval of adoption of our Company’s 2020 Stock Incentive Plan (the “Adoption of the Company’s 2020 Stock Incentive Plan Proposal”);
•

PROPOSAL 3:  Ratification of the appointment of Grant Thornton LLP as the Company’s registered independent public accounting firm for the year ended December 31, 2020 (the “Independent Auditor Ratification Proposal”); and

•	PROPOSAL 4: Approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (the “Advisory Vote on Executive Officer Compensation Proposal”).

We will also consider any other business that may properly come before our Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment, if necessary.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	On PROPOSAL 1: “FOR” the election of each of our nominees to the Board;
•	On PROPOSAL 2: “FOR” the Adoption of the Company’s 2020 Stock Incentive Plan Proposal;
•	On PROPOSAL 3: “FOR” the Independent Auditor Ratification Proposal; and
•	On PROPOSAL 4: “FOR” the Advisory Vote on Executive Officer Compensation Proposal.

What happens if additional matters are presented at our Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at our Annual Meeting.  If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at our Annual Meeting.

How will the meeting be conducted and how do I participate?

As a corporation organized under the laws of the State of Nevada, our Company is subject to the Nevada corporations laws codified in Chapter 78 of the Nevada Revised Statutes (2019) (the “Nevada Corporation Law”).  The Nevada Corporation Law provides for the conduct of virtual meetings, and your remote participation in such a meeting via the procedures that we have established for our Annual Meeting is considered to be “attendance” at that meeting for purposes of establishing a quorum, for voting and for all other purposes.  The Nevada Corporation Law also requires that we verify the identity of each person participating through such means as a stockholder and provide stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. In order to satisfy these requirements,  we have adopted certain registration requirements and communication provisions as further described below.

As an initial step, in order to access and participate in our Annual Meeting, you will need to register.  This can be done by going to our Annual Meeting Website (www.proxydocs.com/RDIB)  and following the instructions provided.  Please make sure that you have your proxy card, voting instruction form (also known as a “VIF”) or Notice of Access with you, as you will need the control number provided on the applicable proxy card, VIF or Notice of Access in order to register.  We have adopted this registration procedure in order to assure the integrity of our Annual Meeting and the voting that takes place at that meeting and to comply with the Nevada Corporation Law.

In accordance with our Bylaws, Ellen M. Cotter, as the Chairperson of the Board, will be the Presiding Officer of our Annual Meeting.  S. Craig Tompkins has been designated by the Board to serve as Secretary for our Annual Meeting.

Ms. Cotter and other members of management may address attendees following our Annual Meeting.  Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Secretary of our Annual Meeting, in advance of our Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws.  Questions may be submitted to us in advance via email at 2020AnnualMeeting@ReadingRDI.com or during the course of our Annual Meeting using the log-in and meeting text procedure.

The Presiding Officer has broad authority to conduct our Annual Meeting in an orderly and timely manner.  This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before the Annual Meeting,  which rules will be posted to our Annual Meeting Website. These rules reflect the fact that there will be no physical meeting, and that stockholder communications with the meeting will need to be by text rather than orally.  The Presiding Officer may exercise broad discretion in responding to such texts and in communicating such texts with other attendees at the meeting.  In light of the need to conclude our Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to communicate with the meeting will be able to do so.  The Presiding Officer has authority, in her discretion, to at any time recess or adjourn our Annual Meeting.  Only stockholders are entitled to attend and address our Annual Meeting.  Any questions or disputes as to who may or may not attend and address our Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before our Annual Meeting shall be conducted.  Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before the Annual Meeting, such business must be brought (1) by or at the direction of the Chairperson, or our Board, or (2)  by holders of record of our Class B Stock.

In order to attend and participate in our virtual Annual Meeting, you will need to register in advance of our meeting on our Annual Meeting Website by not later that the registration deadline of 2:00 p.m., Pacific Time, on Thursday, December 3, 2020 (the “Registration Deadline”).  Whether or not you have previous experience registering to attend virtual annual meetings, we encourage you to register as soon as possible, so as to allow time to take corrective action prior to the Registration Deadline in the event any issues should arise as to your registration.  Also, if you are not the record holder of your Class B Stock, then you will need to obtain a valid proxy from the record holder of such Class B Stock in order to vote such shares electronically at our Annual Meeting.    Beneficial owners will be permitted to attend the meeting but, as noted above, in order to vote any shares that they may beneficially own, they will need to obtain from the record holder a legal proxy to vote such shares.

If you register to attend our Annual Meeting, you will be provided with a control number and an unique link that will allow you to log-in to our Annual Meeting and to receive streaming audio and video of the meeting.  Upon completing your registration, you will receive further instructions via email. Please be sure to follow the instructions found on your proxy card or VIF and the subsequent instructions that will be delivered to your email one (1) hour prior to the start of our Annual Meeting.  Stockholders will be able to log into the meeting 15 minutes prior to the start of the meeting. This log-in process will likely not be instantaneous, so please allow a reasonable amount of time to log-in prior to the scheduled 11:00 a.m. Pacific Time commencement time for our Annual Meeting.

Once logged-in, you will be able to text questions or other communication to the Secretary of the Meeting (the “Meeting Text Function”).  Any Class B stockholder wishing to nominate a candidate for election to our Board, in addition to the candidates nominated by our Board, to comment on a matter before the meeting, or to bring a new matter before the meeting may do so using this Meeting Text Function.  Note, the nomination of an individual to stand for election as a director will require (i) a second (which may also be provided by using the Meeting Text Function by any other stockholder of record of Class B Stock registered to participate in the meeting) and, (ii) prior to the stockholder vote, receipt by the Secretary of the Meeting of the signed consent of such nominee to stand for election and an undertaking by such nominee to serve as a director if so elected.  As customary with our physical annual meetings, no recording of the meeting will be permitted. By registering for and attending our Annual Meeting you are agreeing not to make any such recording.

Am I eligible to vote?

You may vote your shares of Class B Stock at our Annual Meeting if you were a holder of record of Class B Stock on the Record Date.   If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the “beneficial owner,” and you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.  As a beneficial owner, you are invited to attend our Annual Meeting.  However, since you are not a stockholder of record, you may not vote your shares at our Annual Meeting unless you obtain a valid proxy from your broker, bank or other agent.

What if I own Class A Nonvoting Common Stock?

If you do not own any Class B Stock, then you have received this Proxy Statement only for your information.  Holders of our Class A Nonvoting Common Stock (“Class A Stock”) have no voting rights with respect to the matters to be voted on at our Annual Meeting, have no right to nominate candidates for election to our Board, and have no right to bring new business before the meeting.     The rights of holders of Class A Stock are limited to attending the meeting and asking questions of management at an appropriate time.  To attend our Annual Meeting, holders of Class A Stock must register at our Meeting Website prior to the Registration Deadline using the control number on the Notice of Access accompanying this Proxy Statement.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of the proxy materials and/or multiple proxy cards (or VIFs).  For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate VIF for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you may receive a separate copy of the proxy materials or a separate proxy card under each name under which your shares are so registered.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card (and/or VIF) that you receive or (ii) vote over the Internet or by telephone the shares represented by each notice that you receive.   Alternatively, if you are a record owner or hold a legal proxy to vote such shares, you can vote your shares yourself, in whole or in part, electronically at our Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name.  As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record.  If your shares of Class B Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the proxy materials are being sent directly to you.  As the stockholder of record of Class B Stock, you have the right to vote electronically at the meeting.  If you choose to do so, you can vote electronically by registering to participate in our Annual Meeting and using the voting function (the “Meeting Voting Function”) of the unique link provided to you after you log-in to our Annual Meeting Website. Even if you plan to attend our Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted, if you decide later not to attend our Annual Meeting.   As a stockholder of record of Class B Stock, you are also entitled to nominate additional candidates for election and to bring before the meeting other matters proper for consideration by stockholders at our Annual Meeting.

Beneficial Owner.  If you hold your shares of Class B Stock through a broker, bank, trustee or other nominee rather than directly in your own name, you are considered the beneficial owner of such shares, and the proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you are invited to attend our Annual Meeting.  However, because a beneficial owner is not the stockholder of record, you may not vote these Class B shares at our Annual Meeting, if you are the beneficial owner, unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.  You will need to contact your broker, bank, trustee or nominee to obtain a proxy in order to vote such shares using the Meeting Voting Function.  Unless provided with proxy authority, beneficial owners of Class B Stock are not entitled to nominate additional candidates for election or to bring before the meeting any other matters for consideration by stockholders at our Annual Meeting.

How do I vote?

Proxies are solicited to give all holders of our Class B Stock who are entitled to vote on the matters that come before our Annual Meeting the opportunity to vote their shares, whether or not they attend our Annual Meeting.  If you are a holder of record of shares of our Class B Stock as of the Record Date, you have the right to vote at our Annual Meeting.  Even if you plan to attend our Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to or for any reason cannot attend our Annual Meeting.  You can vote by using any of the following methods:

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By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card.  Holders of our Class B Stock who are beneficial owners and who hold a legal proxy may vote by Internet by following the instructions on the VIF sent to them by their bank, broker, trustee or nominee.

•

By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions.  Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting.  In addition, holders of our Class B Stock who are beneficial owners of shares living in the United States or Canada and who have received a VIF by mail from their bank, broker, trustee or nominee and who hold a legal proxy may vote by phone by calling the number specified on the VIF.  Those stockholders should check the VIF for telephone voting availability.

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By Mail — Holders of record of our Class B Stock who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.  Holders of our Class B Stock who are beneficial owners who have received a VIF from their bank, broker or nominee may return the VIF by mail as set forth on the VIF.  Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed at the Annual Meeting.

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By attending and using the Meeting Voting Function — Holders of record of our Class B Stock (and beneficial owners of our Class B Stock who have obtained a legal proxy) who register and participate in our Annual Meeting may vote electronically by using our Meeting Voting Function.   Voting electronically at our Annual Meeting by registered holders or proxy holders will supersede any prior proxies or voting instructions.  Holders of our Class B Stock are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or VIF as outlined above, but not by more than one method.  If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and each previous vote will be disregarded.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity.  In order to vote shares on behalf of an Entity, you may need to provide evidence (such as a sealed resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust.  The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by attending and voting electronically at our Annual Meeting.  If you are voting as a trustee, and are not identified as a record owner of the shares, then you may need to provide suitable evidence of your status as a trustee of the record trust owner.  If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust.  If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust.  If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person.  If only one individual votes, that individual’s vote applies to all of the shares held of record.  If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares.  If more than one individual votes and the votes are split evenly on any particular proposal, each individual may vote such shares proportionally.

Shares held by a representative or fiduciary.  A representative or fiduciary may only vote shares if they have been granted a valid proxy by the record holder of such shares.

How will my shares be voted if I do not give specific voting instructions?

If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone or, if applicable, by using the Meeting Voting Function that you wish to vote as recommended by our Board of Directors; or
•

Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders will vote your shares in the manner recommended by our Board of Directors as follows: FOR each of the seven nominees for director named below under “Proposal 1: Election of Directors;” FOR Proposal 2, the Adoption of the Company’s 2020 Stock Incentive Plan Proposal; FOR Proposal 3, the Independent Auditor Ratification Proposal; FOR Proposal 4, the Advisory Vote on Executive Officer Compensation Proposal; and in the discretion of our proxyholders on such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

What is a broker non-vote and how is it counted?

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any “non-routine” proposals included in this Proxy Statement, your broker cannot exercise discretion to vote for or against those proposals.  This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal.  Applicable rules permit brokers to vote shares held in street name only on routine matters.  Only Proposal 3, the Independent Auditor Ratification Proposal is a “routine proposal.”  All other matters contained in this Proxy Statement for submission to a vote of the stockholders are considered “non-routine.”   Accordingly, if your shares are held in street name and if you do not give you broker instructions as to how to vote, your broker will only be able to exercise its discretion in the case of Proposal 3, and will not be permitted to vote on Proposal 1, Proposal 2 or Proposal 4.

How are “withhold authority” and “abstain” votes counted?

Proxies that are voted to “withhold authority” or “abstain” are included only to determine whether a quorum is present.  If “withhold authority” or “abstain” is selected with respect to the election of directors, then such votes will have no impact on the election of directors, as the seven nominees receiving the highest number of affirmative votes will be elected.  If “withhold authority” or “abstain” is selected on a matter to be voted on for which approval by a majority of the votes cast at the meeting is required (specifically, Proposal 2, the Adoption of the Company’s 2020 Stock Incentive Plan Proposal; Proposal 3, the Independent Auditor Ratification Proposal; and Proposal 4, the Advisory Vote on Executive Officer Compensation Proposal), then such a selection would similarly not have an effect on the vote, since “withhold authority” and “abstain” votes do not count as votes cast on that matter.

How can I change my vote after I submit a proxy?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after it has been submitted:

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First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 5995 Sepulveda Boulevard, Suite 300, Culver City, CA, 90230, c/o Secretary of the Annual Meeting, stating that you revoke your proxy.  To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at the Annual Meeting.

•	Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.
•	Third, you may register for and participate in our Annual Meeting, and vote using the Meeting Voting Function.

How will we solicit proxies and who will pay the costs?

Our Board is soliciting proxies for our Annual Meeting from our stockholders.  We will pay the costs of the solicitation of proxies.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions.  In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.  We do not intend to hire a proxy solicitor to assist in the solicitation of proxies.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at our Annual Meeting will be available to persons registered to attend our Annual Meeting at our Annual Meeting and for ten days prior to our Annual Meeting, at our corporate offices, 5995 Sepulveda Blvd, Suite 300, Culver City, CA 90230 between the hours of 9.00 a.m. and 5.00 p.m., local time, for any purpose relevant to the Annual Meeting.  To arrange to view this list during the times specified above, please contact the Secretary of the Annual Meeting at (213) 235-2240.

What constitutes a quorum?

The presence by proxy or by virtual attendance as provided in this Proxy Statement of the holders of record of a majority of our outstanding shares of Class B Stock entitled to vote will constitute a quorum at our Annual Meeting.  Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before our Annual Meeting.

How are votes counted and who will certify the results?

Donnelley Financial Solutions will act as the independent Inspector of Elections and will determine whether a quorum is present, count the votes, evaluate the validity of proxies and electronic votes, and certify the results.  The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days following our Annual Meeting.

What is the vote required for a proposal to pass?

Proposal 1 (the Election of Directors):  The seven nominees for election as Directors at our Annual Meeting who receive the highest number of “FOR” votes for the available Board seats will be elected as Directors.  This is called plurality voting.  Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1.  If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote.  If you give no instructions to your broker or nominee, then your shares will not be voted and will not be counted in determining the election.  Likewise, if you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election.  We are advised by the holders of more than 70% of the Class B Stock that they currently intend to vote “FOR” the election of each of the candidates nominated by our Board.   Accordingly, it is anticipated that each of these individuals will be elected.

Proposal 2 (the Adoption of the Company’s 2020 Stock Incentive Plan Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.  We are advised by the holders of more than 70% of the Class B Stock that they currently intend to vote “FOR” this proposal.  Accordingly, it is anticipated that the 2020 Stock Incentive Plan Proposal will pass.

Proposal 3 (the Independent Auditor Ratification Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.   We are advised by the holders of more than 70% of the Class B Stock that they currently intend to vote “FOR” this proposal.    Accordingly, it is anticipated that the Independent Auditor Ratification Proposal will pass.

Proposal 4 (the Advisory Vote on Executive Officer Compensation Proposal):  This proposal requires the “FOR” vote of a majority of the votes cast in order to pass.    Because your vote is advisory, it will not be binding on us, our Board or our Compensation and Stock Options Committee (the “Compensation Committee”).  However, the Board and our Compensation Committee, as applicable, will review the voting results and take them into consideration when making future decisions and recommendations regarding executive compensation.   We are advised by the holders of more than 70% of the Class B Stock that they currently intend to vote “FOR” this proposal.  Accordingly, it is anticipated that the Advisory Vote on Executive Officer Compensation Proposal will pass.

Only votes “FOR” on Proposal 1 (the Election of Directors) will be counted since directors are elected by plurality vote.  The seven nominees receiving the highest total votes for the number of seats on the Board will be elected as directors.  Only votes “FOR” and “AGAINST” will be counted for Proposal 2 (the Adoption of the Company’s 2020 Stock Incentive Plan Proposal), and Proposal 4 (the Advisory Vote on Executive Officer Compensation Proposal) since abstentions and broker non-votes are not counted as votes cast. Only votes “FOR” and “AGAINST” will be counted for Proposal 3 (the Independent Auditor Ratification Proposal) since abstentions are not counted as votes cast.

Is my vote kept confidential?

Proxies, electronic votes and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

CORPORATE GOVERNANCE

Director Leadership Structure

Ellen M. Cotter is our Chairperson, President and Chief Executive Officer.  Ellen M. Cotter has been an executive with our Company for more than 22 years and, prior to her appointment in 2015 as our President and Chief Executive Officer, she principally focused on the cinema operations aspects of our business, including the development of our various cinema locations.  At the present time, our Board continues to believe that the combination of these roles is in the best interests of our Company and our stockholders as such a structure (i) allows for consistent leadership, (ii) continues the tradition of having a Chairperson and Chief Executive Officer, who is also a member of the Cotter family (which currently controls approximately 72% of the voting power of our Company), a leadership structure in which many of our stockholders have invested, and also (iii) reflects the reality of our status as a “controlled company” under relevant Nasdaq Listing Rules.

Margaret Cotter is our Vice-Chairperson and also serves as our Executive Vice President – Real Estate Management and Development - NYC.  Margaret Cotter has been responsible for the operation of our live theaters in New York and Chicago for more than 20 years and has for more than the past eight years been leading the re-development of our New York properties. In recent periods, her area of responsibility has expanded to include oversight of our development efforts with respect to our other East Coast and Midwestern properties, including those in Philadelphia and Chicago.

Ellen M. Cotter has a substantial stake in our business, directly owning 775,233 shares of Class A Stock and 50,000 shares of Class B Stock.  Margaret Cotter likewise has a substantial stake in our business, directly owning 753,879 shares of Class A Stock and 35,100 shares of Class B Stock.  In addition, Ellen M. Cotter and Margaret Cotter are the Co-Executors of the Estate of James J. Cotter, Sr. (the “Cotter Estate”) and Co-Trustees of the James J. Cotter, Sr. Living Trust (the “Cotter Living Trust”).  Margaret Cotter is, in addition, the sole-trustee of the James J. Cotter Education Trust #1 which holds 84,956 shares of Class A Stock and is the sole trustee of the sub-trust to be formed under the Cotter Living Trust (the “Cotter Voting Trust”) to hold for the benefit of the grandchildren of James J. Cotter, Sr., all of the Class B Stock currently owned by the Cotter Estate and the Cotter Living Trust.  Together, Ellen M. Cotter and Margaret Cotter have sole or shared voting control over an aggregate of 1,208,988 shares representing approximately 72% of our Class B Stock.

Director Independence and Board Oversight Structure

Our Company has elected to take advantage of the “controlled company” exemption under applicable listing rules of the Nasdaq Capital Stock Market (the “Nasdaq Listing Rules”).  Accordingly, our Company is exempted from the requirement to have a board of directors composed of at least a majority of independent directors, as that term is defined in the Nasdaq Listing Rules and SEC Rules (“Independent Directors”) and to have an independent nominating committee and Independent Compensation Committee.  Nevertheless, our Board has for many years had a majority of Independent Directors and is nominating a majority of Independent Directors for election to our Board.  In determining who is an Independent Director, we follow the definition in section 5605(a)(2) of the Nasdaq Listing Rules. Under such rules, we consider the following directors to be independent: Guy Adams, Dr. Judy Codding, Edward L. Kane, Douglas McEachern and Michael Wrotniak.  Our Board annually reviews the independence of our directors.

We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation and Stock Options Committee (the “Compensation Committee”), each composed entirely of Independent Directors.  Edward L. Kane is our Lead Independent Director.  Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of each board meeting) and acts as liaison between our Chairperson, President and Chief Executive Officer and our Independent Directors.  We also currently have a four-member Executive Committee composed of our Chairperson, Vice-Chairperson, our Lead Independent Director and our Lead Technology and Cyber Risk Director (Guy W. Adams).  As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

Our Board, under the direction of Chairperson Cotter, has (i) adopted a best practices charter for our Compensation Committee, (ii) adopted a best practices charter for our Audit Committee, (iii) completed, with the assistance of compensation consultants and outside counsel a review of our compensation practices, in order to bring them into alignment with current best practices, (iv) adopted a Code of Business Conduct and Ethics, (v) adopted a Supplemental Insider Trading Policy restricting trading in our stock by our Directors and executive officers, (vi) adopted an Anti-Discrimination, Anti-Harassment and Anti-Bullying policy, (vii) updated our Whistleblower Policy, and (viii) adopted a Stock Ownership Policy, setting out minimum stock ownership levels for our directors and senior executives.  Under our Amended and Restated Supplemental Insider Trading Policy, our Directors and executive officers are restricted from engaging in certain forms of hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange fund.

In January 2020, our Compensation Committee appointed a new independent compensation consultant, Aon. The Compensation Committee assessed the independence of Aon pursuant to SEC rules and the Nasdaq Listing Standards and concluded that it was independent.

In recognition of the special risks involved with technology and cyber security, Director Guy W. Adams has been appointed to serve as our Lead Technology and Cyber Risk Director.  In this role, Director Adams serves as our Board’s liaison with our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and General Counsel in connection with the assessment of our Company’s technology and cyber security needs and the implementation of appropriate policies and procedures to meet those needs.  He ensures that relevant information is brought to our Board, and coordinates the timely presentation of such information to and facilitates the consideration of such information by all directors.  He also coordinates with our management timely and appropriate director education with respect to such matters to enhance director understanding of the issues involved and the options available to our Company.  In preparation for this role, Director Adams, in 2018, completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

Our Board also has a Special Independent Committee comprised of Directors Dr. Judy Codding and Douglas McEachern to, among other things, review, consider, deliberate, investigate, analyze, explore, evaluate, monitor and exercise general oversight of any and all activities of the Company directly or indirectly involving, responding to or relating to (i) the purported derivative litigation brought by Mr. James J. Cotter, Jr. in Nevada against our current nominees, (ii) the litigation between Ms. Ellen Cotter and Ms. Margaret Cotter relating to the management of the Cotter Living Trust and the Cotter Voting Trust and the voting and disposition of the Class B Stock held by the Cotter Living Trust and to be held by the Cotter Voting Trust, and (iii) any other litigation or arbitration matters involving any one or more of Ms. Ellen Cotter, Ms. Margaret Cotter, Mr. James J. Cotter, Jr., the Cotter Estate and/or the Cotter Living Trust in which our Company may have an interest.  On October 1, 2020, the Nevada Supreme Court ordered the Trial Court to dismiss the putative derivative lawsuit brought by Mr. Cotter, Jr., concluding that Mr. Cotter, Jr. was not an adequate representative of our Company’s stockholders.  In arriving at this conclusion, the Nevada Supreme Court noted, among other things, that “because one of the main remedies Cotter Jr. is seeking is his reinstatement as CEO, his interests are divergent from the shareholders’ interests” and that “Cotter Jr.’s action appears to be vindictively brought in response to his termination as CEO. . .”   Our Company is now pursuing collection of the approximately $800,000 in costs from Mr. Cotter, Jr. approved by the Nevada Supreme Court, which amount is covered by a bond posted by Mr. Cotter, Jr., in connection with his appeal.  Although, Mr. Cotter, Jr., has filed a motion for a rehearing before the Nevada Supreme Court, we believe the likelihood to be remote that such motion will be granted.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of our Company.  We believe that all Board members are well-engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors.  Our Independent Directors are involved in the leadership structure of our Board by serving on our Executive Committee, our Audit Committee and our Compensation Committee, each of which has a separate independent Chairperson.  Nominations to our Board for the Annual Meeting were made by our entire Board.  Each of the nominees received the unanimous vote of the Independent Directors and each such nominee abstained with respect to his or her own nomination.

Certain Potential Change of Control Considerations.

While our Company is currently a controlled company under applicable Nasdaq Listing Rules with over 70% of the voting power of our Company being currently beneficially owned by Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter, the ongoing control of our Company by the Cotter family is currently being challenged by Mr. James J. Cotter, Jr., the brother of Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter.  Certain information regarding this challenge is set forth below.

Up until his death on September 13, 2014, Mr. James J. Cotter, Sr., the father of Chairperson Ellen M. Cotter, Vice-Chairperson Margaret Cotter, and Mr. James J. Cotter, Jr., was our controlling stockholder, having the sole power to vote approximately 66.9% of the outstanding Class B Stock (the “Cotter Control Block”).  Under the Nevada Corporation Law, a stockholder holding more than 2/3rds of the Company’s voting stock has the power at any time, with or without cause, to remove any one or more directors (up to and including the entire board of directors) by written consent taken without a meeting of the stockholders.

Following the death of Mr. Cotter, Sr., disputes arose among Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter, on the one hand, and Mr. James J. Cotter, Jr., on the other hand, concerning the voting control and disposition of those shares.  These voting control issues have now been resolved.  On March 23, 2018, the California Superior Court of the State of California, County of Los Angeles (the “California Superior Court”) determined, in effect, that Chair Ellen M. Cotter and Vice-Chair Margaret Cotter are the sole Co-Trustees of the Cotter Living Trust and that Vice-Chair Margaret Cotter is the sole Trustee of the Cotter Voting Trust which, under the applicable trust documents, will ultimately own the Cotter Control Block.   In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755) (the “Trust Case”).

Notwithstanding the resolution of the voting control issue, Mr. Cotter, Jr., continues to advocate a sale of the Cotter Control Block (and with such sale, a sale of control of our Company).  In this endeavor, he is currently supported by the Guardian Ad Litem, appointed in the Trust Case prior to the resolution of the voting control issues, to represent the interests of the grandchildren of James J. Cotter, Sr., who are the beneficiaries of the Voting Trust in connection with that litigation.   Motions are currently before the California Superior Court, (i) by the Guardian Ad Litem to break up the Voting Trust and to sell the Cotter Control Block (the “Guardian’s Sale of Control Motion”) and (ii) by the Co-Trustees to remove the Guardian Ad Litem for, among other things, conflict of interest (the “Removal Motion”).   Margaret Cotter, acting as the sole Trustee of the Voting Trust, opposes any breakup of the Voting Trust and the sale of the Cotter Control Block as being inconsistent with stated intentions of the Trustor, James J. Cotter, Sr.  The Co-Trustees’ Removal Motion was denied by the California Superior Court, and that determination is currently on appeal before the California Court of Appeals.  The Guardian’s Sale of Control Motion is on hold, pending the resolution of such appeal.  The Company does not have a date for the anticipated resolution of such appeal.

The Guardian’s Sale of Control motion does not contemplate a sale of our entire Company (it proposed only the sale of the Cotter Control Block), nor does it provide any way for stockholders generally to benefit from such a change of control transaction or any protections for minority stockholders.  Although cinema exhibition companies have been hit hard by the COVID-19 Pandemic, our Board believes that current governmentally imposed restrictions on the cinema exhibition business will not be permanent in nature and that cinema exhibition will, in the long run, continue to be a major source of outside the home entertainment, and has adopted a long-term business strategy for our Company:  a strategy which our Board believes will allow stockholders generally to realize the benefit of the build out of our real estate portfolio, and the execution of our business plan for our international cinema operations.  Accordingly, our Board has determined that it would not be in the best interests of our Company or its stockholders to engage in a sale process at this time.   This is particularly true given, in the view of the Board, cinema exhibition assets currently would be seen as a distressed asset class and will likely continue to be so perceived until the theaters reopen and the major studios resume releasing their best quality films to the cinema exhibition market.

The Guardian’s Sale of Control Motion has no provision for the protection or advancement of our Company’s business plan and subjects the Company and its minority stockholders to the risk of sale in a distressed market to a buyer whose interests may be contrary to, or ignore those of, other stockholders.  In light of our Board’s determination that it would be in the best interests of our Company and our stockholders generally to continue to pursue our Company’s business plan, and not to engage in a sale process at this time, the potential disruption to the achievement of that business plan and to the business and affairs of our Company generally if there were to be a change of control transaction at this time, and the commitment of Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter to the pursuit and fulfilment of that business plan, our Company has made filings in the California Superior Court opposing a sale of the Cotter Control Block at this time.

As of the Record Date, according to the books of the Company, the Cotter Living Trust held of record 696,080 shares of our Class B Stock constituting approximately 41.4% of the voting power of our outstanding capital stock.  According to the books of the Company, the Cotter Estate as of that date held of record an additional 427,808 shares of Class B Stock, constituting approximately 25.5% of the voting power of our outstanding capital stock.  We are advised, based upon public filings made by one or more of Chairperson Ellen M. Cotter, Vice-Chairperson Margaret Cotter and Mr. James J. Cotter, Jr. (the “Cotter Filings”) that it is currently anticipated that the Class B Stock currently held of record by the Cotter Estate will eventually pour over into the Cotter Living Trust where it will then be placed in the Cotter Voting Trust.  At the present time, however, such Class B Stock is held of record by the Cotter Living Trust and the Cotter Estate, respectively.  Ellen M. Cotter and Margaret Cotter are the Co-Executors of the Cotter Estate and the Co-Trustees of the Cotter Living Trust.

The California Superior Court, in the Trust Case, has jurisdiction over the Cotter Living Trust which currently owns 41.4% of our Class B Stock, and, at such time as the Cotter Estate is probated, may receive up to an additional 25.5% of our Class B Stock, and accordingly, has jurisdiction over a potentially controlling block of our voting stock.  Should the California Superior Court ultimately order the sale of the Cotter Living Trust’s Class B Stock and such sale be completed, then there may be a change of control of our Company, depending on, among other things, who the ultimate purchaser(s) of such shares might be, the number of shares of Class B Stock distributed by the Cotter Estate to the Cotter Living Trust, and whether the California Superior Court orders a sale of all or only some portion to the Class B Stock held by the Cotter Living Trust.

While our Company is not a party to the Trust Case, the rulings of the Superior Court in that case could have a potential material impact upon, among other things, (a) the control of our Company, (b) the future composition of our Board and senior executive management team, and (c) our Company’s continued pursuit of the Strategic Plan articulated in our various filings with the SEC, at our prior stockholder meetings, and at various analyst presentations.   To date, the California Superior Court has accepted our submissions and allowed us to be involved in the Trust Case, so as to provide us an opportunity to address issues of concern to our Company and our stockholders generally.  However, no assurances can be given as to the outcome of the Trust Case or that we will be allowed to continue to appear in the case once a new judge is assigned.

 We are advised by Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter that, if there is a sale of the Class B Stock held by the Cotter Living Trust and/or the Cotter Voting Trust, they intend to be the buyers of such shares.

For more information about the above referenced matters please see the disclosure in our Annual Report on Form 10-K filed on March 16, 2020, and subsequent Form 10-K/As filed on June 15, 2020 and June 24, 2020, under the Part I, Item 1A-“Risk Factors—Ownership and Management Structure, Corporate Governance, and Change of Control Risks,” and Part II, Item 8 (Financial Statements and Supplementary Data) – Note 12 – “Commitments and Contingencies to the Consolidated Financial Statements.”

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at our Company through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees.  In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that our Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of our Company’s business by the Audit Committee and the Compensation Committee with input from the Lead Technology and Cyber Risk Director, and (4) review of regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.  The Board also relies on management to bring significant risks impacting our Company to the attention of the Board.

“Controlled Company” Status

Under section 5615(c)(1) of the Nasdaq Listing Rules, a “controlled company” is a company in which more than 50% of the voting power for the election of Directors is held by an individual, a group, or another company.  Together, Chairperson Ellen M. Cotter and Vice-Chairperson Margaret Cotter beneficially owned, as of the Record Date, 1,208,988 shares, approximately 72% of our Class B Stock.  Our Class A Stock does not have voting rights.  Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the Nasdaq Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the Nasdaq Listing Rules, our Board has determined to take advantage of those exemptions.  In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee.  The Company nevertheless at this time maintains a Board composed of a majority of Independent Directors, and an Audit Committee and Compensation Committee each composed entirely of Independent Directors, and has no present intention to vary from that structure.  Our Board, consisting of a majority of Independent Directors, approved each of the nominees for our 2020 Annual Meeting.  See “Consideration and Selection of the Board's Director Nominees,” below.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee.  These committees are discussed in greater detail below.

Executive Committee.   Our Executive Committee operates pursuant to a resolution adopted by our Board and is currently composed of Director Guy W. Adams, who serves as Chairperson, Lead Independent Director Edward L. Kane, Chairperson Ellen M. Cotter, and Vice-Chairperson Margaret Cotter.  Pursuant to that resolution, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.  The Executive Committee did not hold any meetings during 2019.

Audit Committee.  Our Audit Committee operates pursuant to its charter which is available on our website at http://www.readingrdi.com/about/#committee-charters.  The Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, (iii) reviewing with the independent auditors the findings of their audits; and (iv) reviewing, considering, negotiating and approving or disapproving related party transactions (see the discussion in the section entitled “Certain Relationships and Related Party Transactions” below).

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the Nasdaq Listing Rules) and Rule 10A-3(b)(1) of the Exchange Act, and that Director Douglas McEachern, the Chairperson of our Audit Committee, is an Independent Director who meets the foregoing guidelines and is qualified as an Audit Committee Financial Expert.  Our Audit Committee is currently composed of Director McEachern, Director Judy Codding and Director Michael Wrotniak.  The Audit Committee held six (6) meetings during 2019.

Compensation Committee.  Our Board has established a standing Compensation Committee consisting of three of our Independent Directors, and is currently composed of Director Michael Wrotniak, who serves as Chairperson, Director Judy Codding and Director Douglas McEachern.  As a “controlled company”, we are exempt from the  Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors, who additionally meet the heightened independence requirements specific to compensation committee members.  Notwithstanding such exemption, we adopted a Compensation Committee charter requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq.  Our Compensation Committee charter is available on our website at http://www.readingrdi.com/about/#committee-charters.

Our Compensation Committee evaluates and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer.  Pursuant to its charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers other than the President and Chief Executive Officer; provided that compensation decisions related to members of the Cotter family remain vested in the full Board.  In addition, the Compensation Committee, among other things, (i) establishes the Company’s general compensation philosophy and objectives (in consultation with management), (ii) approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and (iii) performs other compensation related functions as delegated by our Board.  The Compensation Committee held five (5) meetings during 2019.

Other Board Committees.   Our Board has also appointed a Special Independent Committee whose functions have been described earlier in these materials.

Consideration and Selection of the Board’s Director Nominees

The Company has elected to take the “controlled company” exemption under applicable Nasdaq Listing Rules.  Accordingly, the Company does not maintain a standing Nominating Committee.  Our Board, consisting of a majority of Independent Directors, approved each of the Board nominees for our 2020 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders.  No non-Director stockholder has, in more than the past eleven years, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our Class B stockholders.  In light of the facts that (i) we are a “controlled company” under the Nasdaq Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our Class B stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “Audit Committee Financial Expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  Currently, we have no policy of considering diversity in identifying Director nominees.

Our Board has resolved to nominate all seven of our incumbent Directors, named in Proposal 1, for election as Directors of our Company at our Annual Meeting.

Each of the nominees named in Proposal 1 received the unanimous approval of the Directors, with each such nominee abstaining as to his or her nomination.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) designed to help our Directors and employees resolve ethical issues.  Our Code of Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the Controller and all persons performing similar functions.  Our Code of

Conduct is posted on our website at http://www.readingrdi.com/about/#policies-and-guidelines.

Our Board has established a means for employees to report a violation or suspected violation of the Code of Conduct anonymously.  In addition, we have adopted an “Amended and Restated Whistleblower Policy and Procedures,” which is posted on our website, at http://www.readingrdi.com/about/#policies-and-guidelines, that establishes a process by which employees may anonymously disclose to our Principal Compliance Officer (currently the Chairperson of our Audit Committee) alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter delegates to that committee responsibility for review and approval of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.  A copy of this charter is available at http://www.readingrdi.com/about/#committee-charters.  For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

Certain Legal Proceedings Involving Claims Against our Directors

As previously disclosed in our public filings, Mr. James J. Cotter, Jr., has since June 12, 2015, been asserting various purported derivative claims against our Directors and our Company, pursuant to a lawsuit titled “James J. Cotter, Jr., individually and derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.” Case No,: A-15-719860-V, Dept. XI,  in the Eighth Judicial District Court of the State of Nevada for Clark County (the “Nevada District Court”).  On October 1, 2020, the Nevada Supreme Court ordered the Trial Court to dismiss that lawsuit, concluding that Mr. Cotter, Jr. was not an adequate representative of our Company’s stockholders.  In arriving at this conclusion, the Nevada Supreme Court noted, among other things, that “because one of the main remedies Cotter Jr. is seeking is his reinstatement as CEO, his interests are divergent from the shareholders’ interests” and that “Cotter Jr.’s action appears to be vindictively brought in response to his termination as CEO. . .”   Our Company is now pursuing collection of the approximately $800,000 in costs from Mr. Cotter, Jr. approved by the Nevada Supreme Court, which amount is covered by a bond posted by Mr. Cotter, Jr., in connection with his appeal.  Although, Mr. Cotter, Jr., has filed a motion for a rehearing before the Nevada Supreme Court, we believe the likelihood to be remote that such motion will be granted.

For a period of approximately 12 months, between August 6, 2015 and August 4, 2016, our Company and the Board’s nominees were subject to a derivative lawsuit filed in the Nevada District Court captioned T2 Partners Management, LP, a Delaware limited partnership, doing business as Kase Capital Management; T2 Accredited Fund, LP, a Delaware limited partnership, doing business as Kase Fund; T2 Qualified Fund, LP, a Delaware limited partnership, doing business as Kase Qualified Fund; Tilson Offshore Fund, Ltd, a Cayman Islands exempted company; T2 Partners Management I, LLC, a Delaware limited liability company, doing business as Kase  Management; T2 Partners Management Group, LLC, a Delaware limited liability company, doing business as Kase Group; JMG Capital Management, LLC, a Delaware limited liability company, Pacific Capital Management, LLC, a Delaware limited liability company (the “T2 Plaintiffs”), derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al. The T2 Derivative Action was settled pursuant to a Settlement Agreement between the parties dated August 4, 2016, which as modified was approved by the Nevada District Court on October 6, 2016. The District Court’s Order provided for the dismissal with prejudice of all claims contained in the T2 Plaintiffs’ First Amended Complaint and provide that each side would be responsible for its own attorneys’ fees.

In the joint press release issued by our Company and the T2 Plaintiffs on July 13, 2016, representatives of the T2 Plaintiffs stated as follows: "We are pleased with the conclusions reached by our investigations as Plaintiff Stockholders and now firmly believe that the Reading Board of Directors has and will continue to protect stockholder interests and will continue to work to maximize stockholder value over the long-term. We appreciate the Company's willingness to engage in open dialogue and are excited about the Company's prospects. Our questions about the termination of James Cotter, Jr., and various transactions between Reading and members of the Cotter family-or entities they control-have been definitively addressed and put to rest. We are impressed by measures the Reading Board has made over the past year to further strengthen corporate governance. We fully support the Reading Board and management team and their strategy to create stockholder value.”

PROPOSAL 1:  Election of Directors

Nominees for Election

Seven Directors are to be elected at our Annual Meeting to serve until the Annual Meeting of Stockholders to be held in 2021 or until their successors are duly elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors.  The seven nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.  The nominees named have consented to serve if elected.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Ellen M. Cotter	54	Chairperson of the Board and President and Chief Executive Officer(1)
Guy W. Adams	69	Director(5)(6)
Dr. Judy Codding	75	Director(2)(3)
Margaret Cotter	52	Vice Chairperson of the Board and Executive Vice President-Real Estate Management and Development-NYC(1)
Edward L. Kane	82	Director(4)
Douglas J. McEachern	69	Director(3)(7)
Michael Wrotniak	53	Director(2)(8)

(1)Member of the Executive Committee.

(2)Member of the Audit Committee.

(3)Member of the Compensation Committee.

(4)Lead Independent Director.

(5)Lead Technology and Cyber Risk Director.

(6)Chair of the Executive Committee.

(7)Chair of the Audit Committee.

(8)Chair of Compensation and Stock Options Committee.

Ellen M. Cotter.    Chair Ellen M. Cotter joined our Board on March 13, 2013, and currently serves as a member of our Executive Committee. Chairperson Cotter was appointed Chairperson of our Board on August 7, 2014 and has served as our Chief Executive Officer and President since June 12, 2014. She joined our Company in March 1998. Chairperson Cotter is also a director of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer and marketer). In her capacity as the Co-Executor of the Estate of James J. Cotter, Chairperson Cotter (together with her sister and Co-Executor, Margaret Cotter) holds various positions in various real estate entities that are part of her father’s estate, which, include, without limitation, acting as the 50% Cotter general partner of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C. The Estate’s assets also include a 50% non-managing member interest in Shadow View Land and Farming in which our Company is the 50% managing member. Chair Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown University Law Center. Prior to joining our Company, Chairperson Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in New York City. Chair Cotter is the sister of Vice-Chair Margaret Cotter. Prior to being appointed as our Chief Executive Officer and President, Chair Cotter served for more than ten years as the Chief Operating Officer ("COO") of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States. Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries. In recognition of her contributions to the independent film industry, Chair Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards. She was also inducted that same year into the Show East Hall of Fame.

Chair Cotter is the Co-Executor of her father's estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of Class B Stock (representing 25.5% of such Class B Stock). Chair Cotter is a Co-Trustee of the James J. Cotter Foundation (the "Cotter Foundation"), which is the record holder of 102,751 shares of Class A Stock and Co-Trustee of the Cotter Living Trust, which is the record owner of 1,692,649 shares of Class A Stock and 696,080 shares of Class B Stock (representing an additional 41.4% of such Class B Stock).

Chair Cotter brings to our Board her more than twenty-two (22) years of experience working in our Company's cinema operations, both in the United States and Australia. She has also served as the Chief Executive Officer of the subsidiary that operates substantially all of our cinemas in Hawaii and California. In addition, with her direct ownership of 775,233 shares of Class A Stock and 50,000 shares of Class B Stock and her positions as Co-Executor of her father's estate and Co-Trustee of the Cotter Trust and the Cotter Foundation, Chair Cotter is a significant stakeholder in our Company. Chair Cotter is well recognized in, and a valuable liaison to, the film industry.

Guy W. Adams.  Director Guy W. Adams joined our Board on January 14, 2014, and currently serves as the Chair of our

Executive Committee and as our Lead Technology and Cyber Risk Director. He is currently the Chairman of First Physicians Capital Group, a hospital management company.  For more than the past fourteen (14) years, he has been a Managing Member of GWA Capital Partners, LLC, a registered investment adviser managing GWA Investments, LLC, a fund investing in various publicly traded securities. Over the past nineteen (19) years, Director Adams has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor. At these companies, he has held a variety of board positions, including lead director, audit committee Chair and compensation committee Chair. He has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program. Director Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions. He served as an advisor to Mr. James J. Cotter, Sr. providing advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust.  Until 2018, Director Adams also provided services to captive insurance companies, owned in equal shares by Chair Cotter, Vice-Chair Cotter, and Mr. James J. Cotter, Jr., that provided insurance for the Cotter family agricultural activities. Director Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Master of Business Administration from Harvard Graduate School of Business Administration.

Mr. Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies. In December 2017, Mr. Adams was recognized as a Governance Fellow for the National Association of Corporate Directors, The Gold Standard Director Credential®. In 2018, Director Adams completed the Cyber-Risk Oversight course presented by the National Association of Corporate Directors.

Dr. Judy Codding.  Director Judy Codding joined our Board on October 5, 2015, and currently serves as a member of our Audit Committee and Compensation Committee. Director Codding is a globally respected education leader. From October 2010 until October 2015, she served as the Managing Director of "The System of Courses," a division of Pearson, PLC (NYSE: PSO), one of the largest education companies in the world that provides education products and services to institutions, governments and to individual learners. Prior to that time, Director Codding served as the Chief Executive Officer and President of America's Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010. America's Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability. Director Codding has a Doctorate in Education from University of Massachusetts at Amherst and completed postdoctoral work and served as a teaching associate in Education at Harvard University, where she taught graduate level courses focused on moral leadership. Director Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (since 2011) and the Board of Trustees of Educational Development Center, Inc. (since 2012). Through family entities, Director Codding has been and continues to be involved in the real estate business in Florida and the exploration of mineral, oil and gas rights in Maryland and Kentucky.

Director Codding brings to our Board her experience as an entrepreneur, as a chief executive officer, as an author, advisor and researcher in the areas of leadership training and decision-making as well as her experience in the real estate business.

Margaret Cotter.  Vice-Chair Margaret Cotter joined our Board on September 27, 2002, and currently serves as a member of our Executive Committee. She was appointed Vice-Chair of our Board on August 7, 2014. On March 10, 2016, our Board appointed Vice-Chair Cotter as Executive Vice President-Real Estate Management and Development-NYC, at which time Vice-Chair Cotter became a full-time employee of our Company. In this position, Vice-Chair Cotter is responsible for the daily management of our live theatre properties and operations, including the oversight of the day-to-day development process of our Union Square property and oversight of our other New York, Chicago and Pennsylvania real estate holdings. Vice-Chair Cotter was the owner and President of OBI, LLC ("OBI"), which, from 2002 until her appointment as Executive Vice President – Real Estate Management and Development- NYC, managed our live theatre operations under a management agreement and provided management and various services regarding the development of our New York theater and cinema properties. Pursuant to the OBI management agreement, Vice-Chair Cotter also served as the President of Liberty Theaters, LLC, our live theatre subsidiary. The OBI management agreement was terminated with Vice-Chair Cotter's appointment as Executive Vice President-Real Estate Management and Development-NYC. Vice-Chair Cotter is also a theatrical producer who has produced shows in Chicago and New York and in May 2017, due to other commitments, stepped down as a long-time board member of the League of Off-Broadway Theaters and Producers.

Vice-Chair Cotter is a former Assistant District Attorney for King's County in Brooklyn, New York, graduated from Georgetown University and Georgetown University Law Center. She is the sister of Chair Cotter. Vice-Chair Cotter is a Co-Executor of her father's estate, which is the record owner of 326,800 shares of Class A Stock and 427,808 shares of our Class B Stock (representing 25.5% of such Class B Stock). Chair Cotter is also a Co-Trustee of the Cotter Living Trust, which is the record owner of 1,692,649 shares of Class A Stock and 696,080 shares of Class B Voting Common Stock (representing an additional 41.4% of such Class B Stock), the Co-Trustee of the Cotter Foundation, which is the record owner of 102,751 shares of Class A Stock, and the Sole Trustee of the James J. Cotter Education Trust #1, which is the record holder of 84,956 shares of Class A Stock and of which her children are the sole beneficiaries. Vice-Chair Cotter also holds various positions in her family's agricultural enterprises. She is a director of Cecelia Packing Corporation. In her capacity as the Co-Executor of the Estate of James J. Cotter, Vice-Chair Cotter (together with her sister and Co-Executor, Ellen Cotter) holds various positions in various real estate entities that are part of her father’s estate, which, include, without limitation, acting as the 50% Cotter general partner of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C. The Estate’s assets also include a 50% non-managing member interest in Shadow View Land and Farming in which our Company is the 50% managing member.

Vice-Chair Cotter brings to the Board her experience as a live theatre producer, theater operator and an active member of the New York theatre community, which gives her insight into live theatre business trends that affect our business in this sector, and in New York and Chicago real estate matters. Operating the daily oversight of our theater properties for over twenty (20) years, Vice- Chair Cotter contributes to the strategic direction for our developments. In addition, with her direct ownership of 753,879 shares of Class A Stock and 35,100 shares of Class B Stock and her positions as Co-Executor of her father's estate and Co-Trustee of the Cotter Trust and the Cotter Foundation, and the Sole-Trustee of the James J. Cotter Education Trust #1, Vice-Chair Cotter is a significant stakeholder in our Company.

Edward L. Kane. Director Edward L. Kane joined our Board on October 15, 2004 and currently serves as a member of our Executive Committee and as the Lead Independent Director.  Director Kane served as the Chair of our Compensation Committee and as a member of the Audit Committee until January 22, 2019, and until his functions were moved to the Audit Committee in May 2016, as Chair of our Tax Oversight Committee.  Director Kane was also a Director of our Company from 1985 to 1998, and served as President from 1987 to 1988.

Director Kane practiced as a tax attorney for many years in New York and in California.  During the 1990s, Director Kane also served as the Chair and CEO of ASMG Outpatient Surgical Centers in Southern California, and he served as a director of BDI Investment Corp., which was a regulated investment company, based in San Diego.  For over a decade, he was the Chair of Kane Miller Books, an award-winning publisher of children's books.  At various times during the past three decades, Director Kane has been Adjunct Professor of Law at two of San Diego's law schools, most recently in 2008 and 2009 at Thomas Jefferson School of Law, and prior thereto at California Western School of Law.

In addition to his varied business experience, Director Kane brings to our Board his many years as a tax attorney and law professor.  Director Kane also brings his experience as a past President of Craig Corporation and of Reading Company, two of our corporate predecessors, as well as his experience as a former member of the boards of directors of several publicly held corporations.

Douglas J. McEachern.  Director Douglas J. McEachern joined our Board on May 17, 2012, and currently serves as the Chair of our Audit Committee, a position he has held since August 1, 2012, and as a member of our Compensation Committee. He has served as a member of the board and of the audit and compensation committees for Willdan Group, a Nasdaq listed engineering company, since 2009. From June 2011 until October 2015, Director McEachern was a director of Community Bank in Pasadena, California and a member of its audit committee. Mr. McEachern served as the Chair of the board of Community Bank from October 2013 until October 2015, and was a member of the finance committee of the Methodist Hospital of Arcadia. From September 2009 to December 2015, Director McEachern served as an instructor of auditing and accountancy at Claremont McKenna College. Mr. McEachern was an audit partner from July 1985 to May 2009 with the audit firm of Deloitte & Touche, LLP, with client concentrations in financial institutions and real estate. Director McEachern was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC, from June 1983 to July 1985. From June 1976 to June 1983, Mr. McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP). Director McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California.

Director McEachern brings to our Board his more than forty-two (42) years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company. Director McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Michael Wrotniak.  Director Michael Wrotniak joined our Board on October 12, 2015, and currently serves as the Chair of our Compensation Committee and as a member of the Audit Committee. Since 2009, Director Wrotniak has been the Chief Executive Officer of Aminco Resources, LLC ("Aminco"), a privately held international commodities trading firm. Director Wrotniak joined Aminco in 1991 and is credited with expanding Aminco's activities in Europe and Asia. By establishing a joint venture with a Swiss engineering company, as well as creating partnerships with Asia-based businesses, Director Wrotniak successfully diversified Aminco's product portfolio. Director Wrotniak became a partner of Aminco in 2002. Director Wrotniak is a member of the Board of Advisors of the Little Sisters of the Poor at their nursing home in the Bronx, New York since approximately 2004. Director Wrotniak graduated from Georgetown University in 1989 with a B.S. in Business Administration (cum laude).

Director Wrotniak is a specialist in foreign trade, and brings to our Board his considerable experience in international business, including foreign exchange risk mitigation.

Meeting Attendance

Our Board of Directors held ten (10) meetings in 2019. The Audit Committee held six (6) meetings, the Compensation Committee held five (5) meetings and the Executive Committee did not hold any meetings in 2019. Each director attended at least 75% of these Board meetings and at least 75% of the meetings of all of the above referenced committees on which he or she served. We encourage, but do not require, our Board members to attend our Annual Meeting. All of our incumbent Directors attended the 2019 Annual Meeting.

Compensation of Directors

During 2019, we paid our non-employee Directors a combination of (a) base annual cash fees for service as Directors; (b) base and special fees for service as members of standing and special committees; (c) base cash fees for service as Chairpersons of committees and (d) equity compensation for service as Directors in the form of restricted stock units, each of which are set forth in more detail below in the “Director Compensation Table.”

Director Compensation Table

The following table sets forth information concerning the compensation paid to Directors in 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation($)	Total ($)
Guy W. Adams	85,000(3)	35,000(2)	0	120,000
Dr. Judy Codding	70,202(4)	35,000(2)	0	105,202
Edward L. Kane	69,901(5)	35,000(2)	0	104,901
Douglas J. McEachern	81,212(6)	35,000(2)	0	116,212
Michael Wrotniak	74,142(7)	35,000(2)	0	109,142

(1)	Fair value of the award computed in accordance with FASB ASC Topic 718. All awards were RSUs.

(2)	The following table sets forth the number of RSUs outstanding at December 31, 2019 that were granted on May 7, 2019. These RSUs each represent one share of Class A Stock, and vested on May 6, 2020:

Guy W. Adams	2,313
Dr. Judy Codding	2,313
Edward L. Kane	2,313
Douglas McEachern	2,313
Michael Wrotniak	2,313

(3)    Represents payment of Base Director Fee of $50,000, Executive Committee Chairperson fee of $20,000 and Lead Technology and Cyber Risk Director Fee of $15,000.

(4)    Represents payment of Base Director Fee of $50,000, a Compensation Committee Member Fee of $6,637, Audit Committee Member Fee of $8,685 and a Special Independent Committee Member Fee of $4,880.

(5)    Represents payment of Base Director Fee of $50,000, a prorated Audit Committee Member Fee of $452, a prorated Compensation Committee Chairperson Fee of $301, Executive Committee Member Fee of $7,500, and Lead Independent Director Fee of $11,647.

(6)    Represents payment of Base Director Fee of $50,000, Audit Committee Chairperson Fee of $20,000, Compensation Committee Fee of $6,332 and a Special Independent Committee Member Fee of $4,880.

(7)    Represents payment of Base Director Fee of $50,000, Audit Committee Member Fee of $9,142, and Compensation Committee Chairperson Fee of $15,000.

2019 and Future Director Compensation

Our Board requested the Compensation Committee to evaluate the Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of our Company.  Our Compensation Committee periodically reviews, evaluates, revises and recommends the adoption of new compensation arrangements for executive and management officers and outside directors of our Company.  In such matters, the Compensation Committee has retained the international compensation consulting firms of Willis Towers Watson in 2019 and earlier and Aon beginning in 2020 as its advisors in this process and also relied on our legal counsel, Greenberg Traurig, LLP.

After input was received, reviewed, discussed and considered by our Compensation Committee, including peer group data compiled by Willis Towers Watson regarding the base fee and equity awards for Directors, our Compensation Committee recommended and our Board authorized that the following compensation for our non-employee directors for 2019:

•	The Board Base Director fee remain at $50,000.
•	The committee Chairperson retainers remain at $20,000 for our Audit Committee and our Executive Committee and $15,000 for our Compensation Committee.
•	The committee member fees remain at $7,500 for our Audit and Executive Committees and $5,000 for our Compensation Committee.
•	The Lead Independent Director fee remain at $10,000.

•	The Lead Technology and Cyber Risk Director fee was set at $15,000.

Due to the fact that our 2019 Annual Meeting was held just six months after our 2018 Annual Meeting, the Directors reduced the RSU grant for that year from $70,000 to $35,000. These RSUs vested on May 6, 2020, the anniversary of our 2019 Annual Meeting.  No options or RSUs have been granted to Directors since the 2019 RSU grant.  Director cash compensation has continued unchanged since 2019.

Vote Required

The seven nominees receiving the greatest number of votes cast at our Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until our 2021 Annual Meeting of Stockholders and thereafter until his or her respective successor has been duly elected and qualified.  Each nominee has agreed to be nominated and, if elected, to serve as a director of our Company.  The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

Chairperson Cotter and Vice-Chairperson Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or approximately 72%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of seven nominees named in this Proxy Statement for election to the Board discussed under Proposal 1 (the Election of Directors).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: ADOPTION OF THE COMPANY’S 2020 STOCK INCENTIVE PLAN

In March 2010, our Board adopted and the stockholders subsequently approved the 2010 Stock Incentive Plan (the “Original 2010 Plan”), which plan has expired pursuant to its terms. On November 4, 2020, our Board adopted the Reading International, Inc. 2020 Stock Incentive Plan (the “2020 Stock Incentive Plan”), and recommended that the adoption of the 2020 Stock Incentive Plan be approved by our stockholders as required under listing rules of The NASDAQ Capital Market on which our shares are listed for trading. The terms of the 2020 Stock Incentive Plan are substantially similar to the terms of the Original 2010 Plan, as amended by the following amendments: (i) Amendment to the 2010 Plan effective May 19, 2011; (ii) First Amendment to the 2010 Plan effective March 10, 2016; (iii) Second Amendment to the 2010 Plan effective as of April 26, 2017; and (iv) amendment to the 2010 Plan effective as of November 7, 2017. The Original 2010 Plan, as amended, is referred to as the “2010 Plan.” The 2020 Stock Incentive Plan initially authorizes an aggregate of 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock for issuance under the plan, subject to adjustment.  The 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock are in line with the amount of shares of Class A Stock and Class B Stock, respectively, that were authorized under the 2010 Plan.

New Plan Benefits

Awards granted under the 2020 Stock Incentive Plan will be subject to our Board’s discretion, and our Board has not determined future awards or who might receive them. As a result, as of the Record Date the benefits that will be awarded or paid under the 2020 Stock Incentive Plan are not determinable.

The awards granted in fiscal year 2020 under the 2010 Plan, which would not have changed if the 2020 Stock Incentive Plan had been in place instead of the 2010 Plan, are set forth in the table below.  The dollar value of restricted stock unit and option awards is the number of shares subject to the stock award multiplied by $6.12, the Fair Market Value price (average of the daily high and low, pursuant to the 2010 Plan), of Reading Class A Stock on March 10, 2020.

Name and Principal Position	Dollar Value ($)	Number of Shares (#)
Ellen M. Cotter - Chief Executive Officer and President	$628,000	102,698
Gilbert Avanes - Executive Vice President and Chief Financial Officer	$150,000	24,530
S. Craig Tompkins - Executive Vice President, General Counsel	$156,000	25,511
Margaret Cotter - Executive Vice President – Real Estate Management and Development – NYC	$156,000	25,511
Robert F. Smerling – President, US Cinemas	$156,000	25,511
Current executive officers as a group (8 people)	$1,564,750	255,887
Current directors other than executive officers as a group (5 people)	$--	--
Current employees other than executive officers as a group	$191,250	31,276

Burn Rate and Overhang

Our stock-based compensation model, including the broad-based participation of our employees and directors, and the portion of equity compensation paid to our senior executives, results in a “burn rate,” or share utilization rate, presented in the table below.  The table summarizes the number of awards granted and the burn rate for each of our last three fiscal years.

	FY 2017	FY 2018	FY 2019
(a) Stock Options granted	169,762	126,840	219,408
(b) Time-based restricted stock units granted	70,538	97,600	59,258
(c) Performance-based restricted stock units granted	--	--	--
(d) Total equity awards granted (a+b+c)	240,300	224,440	278,666
(e) Weighted average common shares outstanding	21,364,500	21,298,356	20,951,164
(f) Burn rate (d/e)	1.12%	1.05%	1.33%

The Company recognizes that, as commonly calculated, the potential dilution from the newly authorized shares in the 2020 Stock Incentive Plan would be 6.2% for Class A Stock and 11.9% for Class B Stock.  Including grants currently outstanding under the 2010 Stock Plan, the total potential dilution of “overhang” from the adoption of the 2020 Stock Incentive Plan would be 11.3% for Class A Stock and 11.9% for Class B Stock.  The total overhang included 1,024,902 Class A Stock allocated to existing option and stock awards granted under the 2010 Plan that are outstanding as of the Record Date.

	Class A Shares	Class B Shares
(a) Total shares authorized under the 2020 Stock Incentive Plan	1,250,000	200,000
Shares underlying previously granted outstanding stock awards under the 2010 Plan	350,226	--
Shares underlying previously granted outstanding stock options under the 2010 Plan (1)	674,676	--
(b) Total outstanding stock awards and stock options	1,024,902	--
(c) Common shares outstanding	20,068,606	1,680,590
Overhang ((a+b)/c)	11.3%	11.9%

(1)	Weighted average exercise price for Class A shares is $14.76. Not applicable for Class B shares.

The material terms of the 2020 Stock Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2020 Stock Incentive Plan, a copy of which is set forth as Appendix A to this Proxy Statement.

General

The 2020 Stock Incentive Plan provides for awards of incentive stock options, nonstatutory stock options, stock bonuses, rights to acquire restricted stock, stock appreciation rights (“SARs”) and restricted stock units (“RSUs”). Incentive stock options granted under the 2020 Stock Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2020 Stock Incentive Plan are not intended to qualify as incentive stock options under the Code. RSUs under the 2020 Stock Incentive Plan may be earned upon the passage of time or the attainment of performance criteria established by our Board. See “Federal Income Tax Information” for a discussion of the principal federal income tax consequences of awards under the 2020 Stock Incentive Plan.

Purpose

Our Board adopted the 2020 Stock Incentive Plan to provide a means by which employees, directors and consultants of Reading and our affiliates may be given an opportunity to benefit from increases in value of our Common Stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire Common Stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2020 Stock Incentive Plan.

Administration

Unless it delegates administration to a committee as described below, our Board will administer the 2020 Stock Incentive Plan. Subject to the provisions of the 2020 Stock Incentive Plan, our Board has the power to construe and interpret the 2020 Stock Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards. Our Board has the power to delegate administration of the 2020 Stock Incentive Plan to a committee. In the discretion of the Board, a committee may consist solely of two or more “Non-Employee Directors” (as such terms are defined in the 2020 Stock Incentive Plan). Within the scope of such authority, the committee may delegate to the Chairperson of the Board the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934 and are not “covered employees” as defined in the 2020 Stock Incentive Plan.

Our Board has delegated administration of the 2020 Stock Incentive Plan to the Compensation and Stock Options Committee of our Board, and has delegated to our Chairperson the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities and Exchange Act of 1934 and are not “covered employees” as defined in the 2020 Stock Incentive Plan. As used in this section with respect to the 2020 Stock Incentive Plan, references to the Board include the Compensation and Stock Options Committee of our  Board or any other committee to which our Board has delegated administration of the 2020 Stock Incentive Plan.

Stock Subject to the 2020 Stock Incentive Plan

Subject to the provisions of subsection 11(a) of the 2020 Stock Incentive Plan relating to adjustments upon changes in common stock, an aggregate of 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock will initially be reserved for issuance under the 2020 Stock Incentive Plan. If any awards that were outstanding under the 2010 Plan as of the day before the date on which the Board approved the 2020 Stock Incentive Plan are subsequently forfeited or if the related shares are repurchased, a corresponding number of shares will automatically become available for issuance under the 2020 Stock Incentive Plan, thus resulting in an increase in the number of shares available for issuance under the 2020 Stock Incentive Plan.  If all awards outstanding under the 2010 Plan as of the day before the date on which the Board approved the 2020 Stock Incentive Plan were forfeited, the maximum number of shares of Common Stock that may be issued pursuant to stock awards under the 2020 Stock Incentive Plan would be 2,274,902 shares of Class A Stock, and 200,000 shares of Class B Stock. If awards granted under the 2020 Stock Incentive Plan or the 2010 Plan expire or otherwise terminate without being exercised in full, the shares of Common Stock not acquired pursuant to such awards will again become available for issuance under the 2020 Stock Incentive Plan. If shares of Common Stock issued pursuant to awards under the 2020 Stock Incentive Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2020 Stock Incentive Plan. If shares of Common Stock subject to an award under the 2020 Stock Incentive Plan or the 2010 Plan are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an award, or because the award is exercised through a reduction of shares subject to the award (“net exercised”), in the case of awards under the 2020 Stock Incentive Plan the undelivered shares will no longer be available for issuance under the 2020 Stock Incentive Plan and in the case of awards under the 2010 Plan will not result in an increase in the number of shares available for issuance under the 2020 Stock Incentive Plan. If the exercise price of any award is satisfied by the tender of shares of Common Stock to us, in the case of awards under the 2020 Stock Incentive Plan the shares tendered will not be available for issuance under the 2020 Stock Incentive Plan and in the case of awards under the 2010 Plan the shares tendered will not result in an increase in the number of shares available for issuance under the 2020 Stock Incentive Plan.  The maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall not exceed 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock.

Eligibility

Incentive stock options may be granted under the 2020 Stock Incentive Plan only to employees of the Company and its affiliates. Employees, directors and consultants of the Company and its affiliates are eligible to receive all other types of awards under the 2020 Stock Incentive Plan. No incentive stock option may be granted under the 2020 Stock Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, to the extent the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by any option holder during any calendar year (under the 2020 Stock Incentive Plan and any other such plans of the Company and its affiliates) exceeds $100,000, then the options which exceed such limit are treated as nonstatutory stock options. As of the record date, the Company and its subsidiaries had approximately 439 employees, and 5 non-employee directors.

Terms of Options

Options may be granted under the 2020 Stock Incentive Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2020 Stock Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the Common Stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the 2020 Stock Incentive Plan must be paid, at the election of the option holder, either (i) in cash at the time the option is exercised, (ii) by delivery of other Company Common Stock, (iii) pursuant to a net exercise arrangement, (iv) pursuant to a cashless exercise, or (v) in any other form of legal consideration acceptable to our Board.

Vesting

Options granted under the 2020 Stock Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned the Company common stock or by a combination of these means.

Term

The maximum term of options under the 2020 Stock Incentive Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options awarded under the 2020 Stock Incentive Plan generally will terminate three months after termination of the participant’s service unless: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the first date on which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement.

Terms of Stock Bonus Awards, Restricted Stock Awards, SARs, and RSUs

Stock bonus awards may be granted under the 2020 Stock Incentive Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the 2020 Stock Incentive Plan pursuant to restricted stock purchase agreements. SARs may be granted under the 2020 Stock Incentive Plan pursuant to stock appreciation right agreements. RSUs may be granted under the 2020 Stock Incentive Plan pursuant to restricted stock unit agreements.

Payment

Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than the par value, if any, of the Common Stock on the date such award is made or at the time the purchase is consummated. Our Board may award stock bonuses in consideration of past services without a purchase payment. The purchase price of SARs must be at a “strike price” of not less than the fair market value of the stock on the date the SAR is awarded. The purchase price of stock acquired pursuant to a restricted stock purchase agreement or SARs under the 2020 Stock Incentive Plan must be paid either in cash at the time of purchase, in shares of Common Stock or in any other form of legal consideration acceptable to the Board.  An RSU may be awarded upon the passage of time, the attainment of performance criteria or the satisfaction or occurrence of such other events established by the Board.

Vesting

Shares of stock awarded under a stock bonus agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. Unless the stock bonus agreement provides otherwise, all shares subject to the agreement will become fully vested upon the occurrence of a “Corporate Transaction” (as such term is defined in the 2020 Stock Incentive Plan) pursuant to subsection 11(c) of the 2020 Stock Incentive Plan. Shares of stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to the Company or be subject to other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board. SARs and RSUs may be subject to vesting at the discretion of the Board.

Termination of Service

Upon termination of a participant’s service, the Company may reacquire any shares of stock that have not vested as of such termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement. Upon termination of a participant’s service, any or all of the shares of Common Stock held by the participant that have not vested as of the date of termination under the terms of a restricted stock purchase agreement will be forfeited to the Company in accordance with the restricted stock purchase agreement. Upon termination of a participant’s service, any SARs that have not vested as of the date of termination will be forfeited. SARs awarded under the 2020 Stock Incentive Plan generally will terminate three months after termination of the participant’s service unless: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the SAR may, but need not, provide that it may be exercised (to the extent the SAR was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated or within the period (if any) specified in the SAR agreement after termination of such service for a reason other than death, in which case the SAR may, but need not, provide that it may be exercised (to the extent the SAR was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such SAR pass by will or by the laws of descent and distribution; or (iii) the SAR, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the SAR following the participant’s death. Individual SAR grants by their terms may provide for exercise within a longer period of time following termination of service.  Upon termination of a participant’s service, any RSUs that have not vested as of the date of termination will be forfeited to the Company.

Restrictions on Transfer

Rights under a stock bonus agreement or restricted stock purchase agreement may not be transferred except where such transfer is expressly authorized by the terms of the applicable stock bonus agreement or restricted stock purchase agreement. An RSU is subject to similar transfer restrictions as awards of restricted stock, except that no shares are actually awarded to a participant who is granted RSUs on the date of grant, and such participant has no rights of a stockholder with respect to such RSUs until the restrictions set forth in the restricted stock unit agreement have lapsed.

Adjustment Provisions

If any change is made to the outstanding shares of Common Stock without the Company’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made to the class and maximum number of shares of Common Stock subject to the 2020 Stock Incentive Plan and the class and maximum number of shares of Common Stock that may be issued upon the exercise of incentive stock options under the 2020 Stock Incentive Plan. In that event, outstanding awards will also be adjusted in the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

In the event of a “Corporate Transaction” (as defined in the 2020 Stock Incentive Plan), any surviving or acquiring corporation may assume awards outstanding under the 2020 Stock Incentive Plan or may substitute similar awards. Unless the stock award agreement provides otherwise, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event. The 2020 Stock Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding awards under the 2020 Stock Incentive Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture may be repurchased by the Company or forfeited, notwithstanding whether the holder of such stock is still providing services to the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the 2020 Stock Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2020 Stock Incentive Plan will terminate on November 4, 2030. The Board may also amend the 2020 Stock Incentive Plan at any time, and from time to time. However, except as provided in Section 11 of the 2020 Stock Incentive Plan relating to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any securities exchange listing requirements. Our Board may submit any other amendment to the 2020 Stock Incentive Plan for stockholder approval.

Clawback of Certain Benefits

All stock awards issued under the 2020 Stock Incentive Plan are subject to reduction, cancellation, forfeiture and recoupment to the extent necessary to comply with applicable law or the NASDAQ Listing Rules. An acceptance of a stock award under the 2020 Stock Incentive Plan is an agreement by the participant to be bound by any such laws or rules.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to the participant and us with respect to participation in the 2020 Stock Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant of the option and one year from the date of exercise of the option. If the shares of Common Stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the participant sells the shares of Common Stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Nonstatutory Stock Options and Restricted Stock Purchase Awards

Nonstatutory stock options and restricted stock purchase awards granted under the 2020 Stock Incentive Plan generally have the following federal income tax consequences. With respect to nonstatutory stock options, there are no tax consequences to the participant or us by reason of the grant.  With respect to restricted stock purchase awards and the exercise of nonstatutory stock options, upon acquisition of the stock, the participant will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the participant elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the participant generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a participant makes a Section 83(b) election, the participant will recognize ordinary income upon receipt of the stock equal to the difference between the stock’s fair market value as of the date of receipt of the stock and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt. If stock underlying an award for which an 83(b) election was made does not vest and is forfeited, the award recipient does not recognize a deduction for the loss but does recognize a capital loss in an amount equal to the ordinary income recognized as a result of the 83(b) election less any amount recouped by the participant as a result of the forfeiture. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant. Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Bonus Awards

Upon receipt of a stock bonus award, if the shares are not subject to a “substantial risk of forfeiture” the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant. However, if the shares issued upon the grant of a stock bonus award are subject to a “substantial risk of forfeiture”, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the “substantial risk of forfeiture” lapses, in an amount equal to the excess of the fair market value of the shares on the date the risk of forfeiture lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income, nor we will be entitled to a deduction, as and when the risk of forfeiture lapses. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant. Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Units

Restricted stock unit awards granted under the 2020 Stock Incentive Plan generally have the following federal income tax consequences. There are no tax consequences to the participant or us by reason of the grant. Upon settlement of the award, the participant will recognize taxable ordinary income equal to the amount of cash received upon settlement or, if the award is settled in stock, the stock’s fair market value on the acquisition date. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant. Upon disposition of any stock issued upon settlement of the award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount recognized as ordinary income upon issuance of the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a covered employee in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Reading, may cause this limitation to be exceeded in any particular year.  A covered employee for a given taxable year is any individual who meets any of the following requirements: (i) is or was our principal executive officer or principal financial officer, or was acting in such a capacity, at any time during the taxable year, (ii) is one of our three most highly compensated officers whose compensation we are required to report to our stockholders pursuant to the Securities Exchange Act of 1934 for such year (excluding individuals described in clause (i)), or (iii) was a covered employee for any taxable year beginning after December 31, 2016.

Parachute Payments

Section 280G of the Code and Section 4999 of the Code impose certain adverse tax consequences on payments or benefits paid to employees or other service providers that are deemed to be contingent upon a change in control of a corporation.  In the event of a change in control of us, if there are any payments or benefits (including vesting) with respect to awards issuable under the 2020 Stock Incentive Plan that constitute “parachute payments” under Section 280G of the Code (which will depend upon the amount or value of such payments or vesting and the other income of the participant), the participant may be subject to an excise tax (in addition to ordinary income tax) on a portion of the compensation attributable to the awards and we may be disallowed a deduction for a portion of the compensation attributable to the awards.

Section 409A

Section 409A of the Code addresses the federal income tax treatment of all amounts that are nonqualified deferred compensation. The Company intends that awards granted under the 2020 Stock Incentive Plan comply with, or otherwise be exempt from, Section 409A of the Code, but makes no representation or warranty to that effect. If the 2020 Stock Incentive Plan or the terms of an award fail to meet the requirements of Section 409A with respect to an award, then such award shall remain in effect and be subject to taxation in accordance with Section 409A, which results in accelerated income recognition to the participant, an excise tax (in addition to ordinary income tax) and penalty interest tax to the participant and accelerated tax withholding and reporting obligations to us.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chairperson Cotter and Vice-Chairperson Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or approximately 72%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the 2020 Stock Incentive Plan discussed under Proposal 2 (the Adoption of the Company’s 2020 Stock Incentive Plan Proposal).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADOPTION OF THE COMPANY’S 2020 STOCK INCENTIVE PLAN PROPOSAL.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our Company’s independent registered public accounting firm (independent auditors) to audit the consolidated financial statements and internal control over financial reporting of our Company for the year ending December 31, 2019.  Grant Thornton was engaged as our independent registered public accounting firm for the years ended 2011 thru 2019.  Our Company is seeking stockholder ratification of the appointment of Grant Thornton.

Stockholder ratification of the appointment of Grant Thornton is not required by our bylaws or otherwise.  However, we are submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Grant Thornton.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and stockholders.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chairperson Cotter and Vice-Chairperson Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or approximately 72%, of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the ratification of appointment of Grant Thornton as our Company’s registered independent public accounting firm discussed under Proposal 3 (the Independent Auditor Ratification Proposal).

Recommendation of the Board

The Board of directors recommends a vote “FOR” approval of the INDEPENDENT auditor RATIFICATION proposal.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation of our “named executive officers” as disclosed in this Proxy Statement. A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution).

At our Annual Meeting of Stockholders held on May 7, 2019, we held an advisory vote on executive compensation.  Our stockholders voted in favor of our Company’s executive compensation, as well as in favor to change the “say on pay” vote to an annual vote.  Our Board and our Compensation Committee reviewed the results of the advisory vote on executive compensation in 2019 and, as the vote approved our executive compensation for 2018, we did not make any changes to our compensation based on the results of the vote.

This vote is advisory in nature and therefore is not binding on our Board or our Compensation Committee.  However, our Board and our Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.  Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers” and our general compensation policies and practices.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chairperson Cotter and Vice-Chairperson Cotter, who together have shared voting control over an aggregate of 1,208,988 shares, or approximately 72% , of our Class B Stock, have informed the Board that they intend to vote the shares beneficially held by them in favor of the advisory vote on the “say on pay” for our “named executive officers” discussed under Proposal 4 (the Advisory Vote on Executive Officer Compensation Proposal).

Recommendation of the Board

The Board OF DIRECTORS recommends a vote “FOR” the approval OF the ADVISORY VOTE ON executive OFFICER compensation proposal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2019.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist our Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written charter adopted by our Board.  The charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thornton LLP, our independent auditors.  Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting that is Integrated with Audit of Financial Statements.”  In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton LLP referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.  That is the responsibility of management and our independent registered public accounting firm.

In giving its recommendation to our Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chairperson Dr. Judy Codding Michael Wrotniak

BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on September 30, 2020 by:

•	each of our Directors;
•	each of our current named executive officers (“NEOs”) set forth in the Summary Compensation Table of this Proxy Statement;
•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and
•	all of our Directors and executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.  An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership(1)
	Class A Stock		Class B Stock
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and NEOs
Ellen M. Cotter(2)(12)	3,042,236	15.1	1,173,888	69.8
Guy W. Adams(3)	17,518	*	--	--
Judy Codding(4)	22,518	*	--	--
Margaret Cotter(5)(12)	3,006,330	15.0	1,158,988	69.0
Edward L. Kane(6)	26,118	*	100	*
Douglas J. McEachern(7)	40,818	*	400	*
Michael Wrotniak	33,018	*	--	--
			-
Gilbert Avanes(8)	15,106	*	--	--
Robert F. Smerling(9)	57,012	*	--	--
S. Craig Tompkins(10)	104,965	*	--	--

5% or Greater Stockholders(11)
James J. Cotter Living Trust(12)	1,692,649	8.4	696,080	41.4
Estate of James J. Cotter, Sr. (Deceased)(12)	326,800	1.6	427,808	25.5
Mark Cuban(13) 5424 Deloache Avenue Dallas, Texas 75220	72,164	*	210,550	12.5
GAMCO Investors, Inc.(14) One Corporate Center Rye, New York 10580	557,669	2.8%	96,970	5.8

All Directors and executive officers as a group (12 persons)(15)	4,372,942	21.4	1,209,088	72.0

(1)    Percentage ownership is determined based on 20,068,606 shares of Class A Stock and 1,680,590 shares of Class B Stock outstanding on September 30, 2020.  Beneficial ownership has been determined in accordance with SEC rules.  Shares subject to options that are currently exercisable, or exercisable within 60 days following the date as of which this information is provided, and not subject to repurchase as of that date, which are indicated by footnote, are deemed to be beneficially owned by the person holding the options and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2)    The Class A Stock shown includes 144,893 shares subject to stock options as well as 775,233 shares held directly.  The Class A Stock shown also includes 102,751 shares held by the Cotter Foundation.  Ellen M. Cotter is a Co-Trustee of the Cotter Foundation and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown also includes 326,800 shares that are part of the Cotter Estate that is being administered in the State of Nevada.  On December 22, 2014, the District Court of Clark County, Nevada, appointed Ellen M. Cotter and Margaret Cotter as co-executors of the Cotter Estate.  As such, Ellen M. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,692,649 shares held by the Cotter Living Trust.  See footnotes (12) to this table for information regarding beneficial ownership of the shares held by the Cotter Living Trust.  As Co-Trustees of the Cotter Living Trust, Ellen M. Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (12).  The Class B Stock shown includes 50,000 shares held directly. Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock, or approximately 72% of the outstanding Class B Stock.

(3)    The Class A Stock shown includes 2,000 shares subject to stock options.

(4)    The Class A Stock shown includes 2,000 shares subject to stock options.

(5)    The Class A Stock shown includes 45,295 shares subject to stock options as well as 753,879 shares held directly.  The Class A Stock shown also includes 84,956 shares held by the James J. Cotter Education #1 Trust.  Margaret Cotter is Sole Trustee of the James J. Cotter Education #1 Trust and, as such, is deemed to beneficially own such shares.  Ms. Cotter disclaims beneficial ownership of such shares except to the extent of her pecuniary interest, if any, in such shares.  The Class A Stock shown includes 326,800 shares of Class A Stock that are part of the Cotter Estate.  As Co-Executor of the Cotter Estate, Ms. Cotter would be deemed to beneficially own such shares.  The shares of Class A Stock shown also include 1,692,649 shares held by the Cotter Living Trust.  See footnote (12) for information regarding beneficial ownership of the shares held by the Living Trust.  As Co-Trustees of the Living Trust, Ellen M. Cotter and Margaret Cotter would be deemed to beneficially own such shares depending upon the outcome of the matters described in footnote (12).  The Class B Stock shown includes 35,100 shares held directly.    Together Margaret Cotter and Ellen M. Cotter beneficially own 1,208,988 shares of Class B Stock, or approximately 72% of the outstanding Class B Stock.  The Class A Stock showing also includes 102,751 shares held by the Cotter Foundation, of which Ellen M. Cotter, Margaret Cotter and James J. Cotter, Jr., are Co-Trustees.

(6)    The Class A Stock shown includes 2,000 shares subject to stock options.

(7)    The Class A Stock shown includes 2,000 shares subject to stock options.

(8)    The Class A Stock shown includes 12,425 shares subject to stock options.

(9)    The Class A Stock shown includes 45,266 shares subject to stock options.

(10)The Class A Stock shown includes 40,286 shares subject to stock options.

(11)  Information based upon our review of Schedules 13D and 13G filed with the SEC.

(12)  On June 5, 2013, the Declaration of Trust establishing the Cotter Living Trust was amended and restated (the “2013 Restatement”) to provide that, upon the death of James J. Cotter, Sr., the Trust’s shares of Class B Stock were to be held in a separate trust, to be known as the “Cotter Voting Trust,” for the benefit of the grandchildren of Mr. Cotter, Sr. Mr. Cotter, Sr. passed away on September 13, 2014.  The 2013 Restatement also names Margaret Cotter the sole trustee of the Cotter Voting Trust and names James J. Cotter, Jr. as the first alternate trustee in the event that Ms. Cotter is unable or unwilling to act as trustee.  The trustees of the Cotter Living Trust, as of the 2013 Restatement, were Ellen M. Cotter and Margaret Cotter.  The information in the table reflects direct ownership of the 696,080 shares of Class B Stock by the Cotter Living Trust in accordance with the Company’s stock register and beneficial ownership of such shares as being held by each of the two Co-Trustees, Ellen M. Cotter and Margaret Cotter, who, are deemed to share voting and investment power of the shares held by the Cotter Living Trust.  In its ruling on March 23, 2018, the California Superior Court established that Ellen M. Cotter and Margaret Cotter are the Co-Trustees of the Cotter Living Trust, and that Margaret Cotter is the sole Trustee of the Cotter Voting Trust, and that Mr. Cotter, Jr., is not a trustee of either trust.

(13)  Based on Mr. Cuban’s Schedule 13D/A filed on April 9, 2020.

(14)  Based on GAMCO Investors, Inc.’s Schedule 13D filed with the SEC on December 22, 2017, on behalf of Mario J. Gabelli (“Mario Gabelli”) and various entities which Mario Gabelli directly or indirectly controls or for which he acts as chief investment officer.

(15)  The Class A Stock shown includes 366,100 shares subject to stock options currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities Exchange Commission (the “SEC”) and to provide us with copies of those filings.  Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that all of our executive officers and Directors, and greater than 10% beneficial owners, complied with the reporting requirements of Section 16(a) during 2019, except as follows:

Name of Reporting Person	Number of Late Reports(1)	Number of Transactions
Gilbert Avanes	1	1
Ellen Cotter	3	3
Margaret Cotter	4	4
Steve Lucas	7	12
Andrzej Matyczynski	2	2
Robert Smerling	2	2
Craig Tompkins	1	1
Michael Wrotniak	1	1

(1)    The Company undertakes responsibility on behalf of its executive officers for the preparation and filing of Section 16 reports relating to the grant and vesting of equity awards to such persons, and the late filings in this table for the grant and vesting of such equity awards were the responsibility of the Company.

Insofar as we are aware, all required filings have now been made.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, other than Chairperson Cotter and Vice-Chairperson Cotter, whose information is set forth above under “Directors.”

Name	Age	Title
Gilbert Avanes*	46	Executive Vice President, Chief Financial Officer and Treasurer
Robert F. Smerling*	85	President - US Cinemas
S. Craig Tompkins*	69	Executive Vice President, General Counsel
Andrzej Matyczynski	68	Executive Vice President – Global Operations
Steve Lucas	50	Vice President, Chief Accounting Officer and Controller
Mark Douglas	50	Managing Director – Australia and New Zealand

*Named Executive Officer (“NEO”) for SEC reporting purposes.

Gilbert Avanes.  Mr. Avanes was appointed Executive Vice President, Chief Financial Officer and Treasurer on November 5, 2019.  Mr. Avanes has been an employee of and consultant to our Company since August 2007, most recently serving as Interim Chief Financial Officer and Treasurer of our Company, from January 24, 2019 through November 4, 2019.  Prior thereto, Mr. Avanes served as our Vice President of Financial Planning and Analysis (January 2016 to January 2019), Senior Director of Financial Planning and Analysis (January 2012 to December 2015), and as a consultant and then Senior Finance Manager (August 2007 to December 2011).  Prior to joining the Company, Mr. Avanes served in various finance and accounting roles over the course of a decade at Toronto-Dominion Bank Financial Group located in Toronto, Canada.  Mr. Avanes is a Certified Public Accountant (U.S.) and Chartered Professional Accountant (CPA, CGA) (Canada) and has a Master of Business Administration from Laurentian University and a Bachelor of Commerce (Major in Accounting and Minor in Finance) from Ryerson University.

Robert F. Smerling.  Mr. Smerling has served as President of our US cinema operations since 1994. He has been involved in the acquisition and/or development of all of our existing domestic cinemas.  Prior to joining our Company, Mr. Smerling was the President of Loews Theaters, at that time a wholly owned subsidiary of Sony.  While at Loews, Mr. Smerling oversaw operations at some 600 cinemas employing some 6,000 individuals and the development of more than 25 new multiplex cinemas.  Among Mr. Smerling's accomplishments at Loews was the development of the Lincoln Square Cinema Complex with IMAX in New York City, which continues today to be one of the top five grossing cinemas in the United States.  Prior to Mr. Smerling's employment at Loews, he was Vice Chair of USA Cinemas in Boston, and President of Cinema  National Theatres.  Mr. Smerling, a recognized leader in our industry, has been a director of the National Association of Theater Owners, the principal trade group representing the cinema exhibition industry.

S. Craig Tompkins.  Mr. Tompkins has worked in various capacities for our Company and its predecessors for more than the past twenty-seven (27) years. He has served as Vice Chair of our Company and as the President of two of its predecessors’ public companies, as a consultant and outside counsel and, since 2017, as Executive Vice President and General Counsel.  Prior to his employment at our Company, Mr. Tompkins was a partner at Gibson, Dunn & Crutcher.  Mr. Tompkins is a principal equity holder in and, between 2007 to 2017, served as the Executive Chair and, since 2017, as the Chair of Marshall & Stevens, Incorporated, a privately held valuation and consulting firm specializing in the valuation of real estate, business enterprises and alternative energy assets.  From 1993 to 2006 (when the company went private), Mr. Tompkins served as a director and as the Chair of the Audit Committee of G&L Realty (an NYSE REIT specializing in medical properties), and from 1998 to 2001 (when the bank was sold) as a member of the Board of Directors, of the Compensation Committee, and of the Special Independent Committee of Fidelity Federal Bank, FSB.  Mr. Tompkins is also the Chair and Chief Executive Officer of Kirtland Farms, Inc. (a Tompkins family owned agricultural operation in Southern Oregon).  Mr. Tompkins holds a Bachelor of Arts (Magna Cum Laude) from Claremont McKenna College, and a Juris Doctorate (Magna Cum Laude) from the Harvard Law School, where he was on the Board of Student Advisors and served as research assistance to Professor James Casner (then serving as the Reporter to the Restatement of Property 2nd).  Following Harvard Law School, Mr. Tompkins served as law clerk to the Honorable Justice Dean Bryson on the Oregon Supreme Court, before joining Gibson, Dunn & Crutcher.

Andrzej J. Matyczynski.  Mr. Matyczynski was appointed as our Executive Vice President—Global Operations on March 10, 2016.  From May 11, 2015 until March 10, 2016, Mr. Matyczynski acted as the Strategic Corporate Advisor to the Company, and served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014.  Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national corporation.  Mr. Matyczynski holds a Master's Degree in Business Administration from the University of Southern California.

Steven J. Lucas.  Mr. Lucas was appointed as our Vice President, Controller and Chief Accounting Officer in 2015.  From 2011 to 2015, Mr. Lucas worked in our accounting group holding the role of Asia Pacific Controller.  Prior to joining our Company, Mr. Lucas worked for Arthur Andersen and EY for more than fifteen (15) years.  He is a Chartered Accountant, and has been a member of Chartered Accountants Australia and New Zealand for over twenty (20) years.  He holds a Bachelor’s Degree in English Literature and

History from Victoria University of Wellington, and a Post Graduate Diploma in Accounting from the Graduate School of Business and Government Administration of Victoria University of Wellington.

Mark D. Douglas.  Mr. Douglas is currently our Managing Director, Australia and New Zealand, overseeing our international cinema and real estate operations.  Mr. Douglas first joined our Company in 1999, and was appointed as Managing Director, Reading Cinemas Australia and New Zealand on July 1, 2018. From 2005 to 2018, Mr. Douglas worked in our Real Estate division holding numerous roles including Director Property Development, Development Manager and General Manager Property. Prior thereto, Mr. Douglas worked in our finance team, moving into the role of National Operations Manager for our cinema division in 2001. Prior to joining our Company, Mr. Douglas worked for Myer Stores, a retail department store chain, in various business management and administration roles. Mr. Douglas earned a Master's Degree in Business Administration from Deakin University, Geelong Victoria and is a registered Certified Practicing Accountant with CPA Australia.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

Background

As a “controlled company”, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors. Notwithstanding such exemption, we have established a standing Compensation Committee consisting of three of our independent Directors.  Our Compensation Committee charter requires our Compensation Committee members to meet the independence rules and regulations of the Securities Exchange Commission and the Nasdaq Stock Market.

Compensation Committee Charter1

Our Compensation Committee Charter delegates significant executive compensation responsibilities to our Compensation Committee, including:

•	to establish our compensation philosophy and objectives;
•	to review and approve all compensation, for our CEO and our executive officers[1];
•	to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our CEO and other executive officers;
•

to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•

to review the disclosures made in the Compensation Discussion and Analysis and advise our Board whether, the Compensation Discussion and Analysis is satisfactory for inclusion in our annual report on Form 10-K and proxy statement;

•	to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders;
•	to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans; and
•	to consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation.

Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board.  Further, our Compensation Committee periodically reviews and makes recommendations to our Board regarding Director compensation.

The Compensation Committee Charter is available on our website at http://www.readingrdi.com/about/#committee-charters.

_____________________________

1    Under our Compensation Committee Charter, “executive officer” is defined to mean the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, any executive vice president of the Company and any managing director of Reading Entertainment Australia, Pty Ltd and/or Reading New Zealand, Ltd.

Our Executive Compensation Philosophy

Our executive compensation philosophy is to: (1) attract and retain talented and dedicated management team members; (2) provide overall compensation as competitive in our industry; (3) correlate annual cash bonuses to the achievement of our business and financial objectives; and (4) provide management team members with appropriate long-term incentives aligned with stockholder value.  While we believe that our entire executive compensation package contributes to these goals, the base salaries we offer generally support goals 1 and 2 above, our short term incentive bonuses generally support goals 1, 2 and 3 above, and our long term incentives generally support goals 1, 2 and 4 above.

Our Executive Compensation Practices At A Glance

What We Do	What We Do NOT Do

DO pay for performance. Our Short-Term Incentive Bonuses—a significant portion of the compensation package provided to our “named executive officers” (“NEOs”) -- are tied to meeting our Company and individual performance goals.

NO pledging permitted by directors or Section 16 officers without prior notice to Compliance Officer and Audit Committee Chair.
DO provide minimum vesting periods for our long-term incentive awards and, as of March 2020, will include certain performance criteria.	NO individual hedging or derivative transactions permitted by directors or Section 16 officers.
DO utilize both time vested and performance linked long-term incentive awards.	NO “single trigger” change in control payments for the benefit of our NEOs.
DO empower the Board to clawback short-term incentive compensation, if there is an accounting restatement due to material noncompliance with securities laws.	NO golden parachute tax gross ups.
DO use an independent compensation consultant.
DO appoint a Compensation Committee comprised solely of independent directors even though not required.
DO require NEOs and Directors to meet Company stock ownership requirements.

Executive Compensation

This Compensation Discussion and Analysis (“CD&A”) and the executive compensation disclosures below are provided for the individuals who were our NEOs for 2019, who we refer to collectively as the “NEOs”.

Name	Title
Ellen M. Cotter	President and Chief Executive Officer
Gilbert Avanes(1)	EVP, Chief Financial Officer and Treasurer(1)
S. Craig Tompkins	EVP, General Counsel
Margaret Cotter	EVP-Real Estate Management and Development-NYC
Robert F. Smerling	President, US Cinemas
Devasis Ghose(2)	EVP, Chief Financial Officer and Treasurer (Retired)

(1)

Mr. Gilbert Avanes served as Interim Chief Financial Officer and Treasurer of our Company from January 24, 2019 through November 4, 2019 and was appointed Executive Vice President, Chief Financial Officer and Treasurer on November 5, 2019.

(2)	Mr. Devasis Ghose retired from the Company on January 23, 2019.

Compensation Setting Process; Role of Compensation Consultant

In the first quarter of 2019, our Compensation Committee set executive compensation for our NEOs for calendar year 2019.  This followed consultation with the Committee’s independent compensation consultant, Willis Towers Watson, our Chief Executive Officer, and our outside legal counsel.  As part of this consideration, our Compensation Committee reviewed our Company’s compensation levels, programs and practices.  The Compensation Committee assessed the independence of Willis Towers Watson pursuant to SEC rules and the Nasdaq Listing Standards and concluded that it is independent. Willis Towers Watson prepared materials that measured our executive and management compensation against compensation paid by peer group companies based on the 25th, 50th and 75th percentile of such peer group companies.  The 50th percentile was the median compensation paid by such peer group companies to executives performing similar responsibilities and duties. The summary included base salary, short-term incentive (cash bonus) and long-term incentive (equity awards) of the peer group companies to the base salary, short-term incentive and long-term incentive provided to our executives and management.

For 2019, our Compensation Committee generally compared the compensation levels of our NEOs with the compensation levels of executives at the following entities which we refer to as our “peer group”: Acadia Realty Trust, Cedar Realty Trust Inc., Global Eagle Entertainment Inc., IMAX Corporation, Kite Realty Group Trust,  National CineMedia, Inc., Pennsylvania Real Estate Investment Trust, Ramco-Gershenson Properties Trust, Red Lion Hotels Corporation, Retail Opportunity Investments Corp., Saul Centers Inc., The Marcus Corporation, Urstadt Biddle Properties Inc. and Village Roadshow Ltd.  However, our Compensation Committee used this information as just one factor in determining compensation and did not strictly attempt to benchmark our NEOs compensation to a single level as compared to the peer group.

Our Compensation Committee established (i) 2019 annual base salaries at levels that it believed were generally competitive with executives in our peer group as described in the executive pay summary assessment prepared by Willis Towers Watson, except for the base salary of our CEO and President, which was below the 25th percentile of our peer group in 2018 and was moved to the 25th percentile for 2019, (ii) short-term incentive awards in the form of annual cash bonuses based on the achievement of identified goals and benchmarks, and (iii) long-term incentive awards in the form of RSUs and stock options that are used as a retention tool and as a means to further align an executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value.2

_____________________________

2    While this CD&A is focused on our NEOs, the same process described for our NEOs is followed in setting compensation for all our “Executive Officers.”

In January 2020, our Compensation Committee appointed a new independent compensation consultant, Aon.  The Compensation Committee assessed the independence of Aon pursuant to SEC rules and the Nasdaq Listing Standards and concluded that it is independent.  Beginning in December 2019, our Committee began its evaluation of adding performance based RSUs to the time vested RSUs starting in 2020.  Further Aon assisted the Committee in considering whether to alter the mix of long-term incentives to exclude stock options in favor of RSUs and evaluation of paying short-term incentive awards to our NEOs and other Executive Officers, as discussed in more detail below.  The Committee also sought input on director compensation, a review of the peer group for 2020 and other planning for 2020 NEO compensation.

In the future, it is anticipated that our Compensation Committee will continue to evaluate both executive performance and compensation to maintain our ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

Role of Chief Executive Officer in Compensation Decisions

At our Compensation Committee’s direction, our Chief Executive Officer prepared an executive compensation review for 2019 for each NEO (other than the Chief Executive Officer), as well as the full executive team, which included recommendations for:

•	2019 Base Salary;
•	a proposed year-end short-term incentive in the form of a target cash bonus based on the achievement of certain objectives; and
•	a long-term incentive in the form of RSUs and stock options for the year under review.

Our Compensation Committee performed an annual review of 2019 NEO compensation in the first quarter of 2020, including consideration of the presentation by our Chief Executive Officer regarding each element of NEO compensation arrangements.  Our Compensation Committee reviewed the 2019 performance goals of our NEOs and the extent to which each NEO achieved such goals.

As part of the NEO compensation review, our Chief Executive Officer recommended, in certain cases, other changes to an NEOs compensation arrangements such as to effect a change in the executive’s responsibilities.  Our Compensation Committee evaluated the Chief Executive Officer’s recommendations and, in its discretion, accepted or rejected the recommendations, subject to the terms of any written employment agreements.

Stockholder Advisory Vote

As part of its compensation setting process, our Compensation Committee also considers the results of the prior year’s stockholder advisory vote on our executive compensation.  Our Compensation Committee believes these voting results provide useful insight as to whether stockholders agree that our Compensation Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our stockholders by providing our executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase stockholder value.  As part of its 2019 compensation setting process, the Compensation Committee reviewed the results of the 2018 stockholder advisory vote, in which approximately 84% of the votes cast were voted in favor of our executive compensation program.

Chief Executive Officer Compensation

For 2019, our Compensation Committee was provided with materials from our compensation consultant, Willis Towers Watson, on relevant comparable compensation data for our Chief Executive Officer (and our other NEOs and other executive officers) comparing all aspects of compensation to peer group data.  Our Compensation Committee was provided with summaries of performance of our Chief Executive Officer (and our other NEOs and executive officers in each case comparing the executive’s performance to 2019 goals, including corporate goals, divisional goals (where applicable) and individual goals, each of which was established by our Compensation Committee in early 2019.  Our Compensation Committee interviewed our Chief Executive Officer to obtain a better understanding of the factors to be considered in determining our Chief Executive Officer's compensation, including extensive discussions regarding performance.  Our Compensation Committee met in executive sessions without our Chief Executive Officer to consider the Chief Executive Officer’s compensation, including base salary, cash bonus and equity awards, if any.  With the exception of these executive sessions of our Compensation Committee, our Chief Executive Officer participated in most deliberations of our Compensation Committee relating to NEO compensation.  However, our Compensation Committee excused our Chief Executive Officer for certain deliberations with respect to the compensation recommended for Vice-Chair Margaret Cotter, the sister of our Chief Executive Officer, Ellen M. Cotter.

The base salary set for our Chief Executive Officer for 2019, or $551,000, remains below the market base salary median for our peer group at the 25th percentile.  The Willis Towers Watson report showed that the 25th, 50th and 75th percentiles in the peer group of CEO base salaries were $551,000, $653,000 and $764,000, respectively.  Because Chair Cotter’s potential short-term incentive payment was based on a percentage (100%) of her base salary, which was at 25th percentile of market peers, her short-term incentive opportunity was also lower than the median of our peer group.  The Compensation Committee believed that our Chief Executive Officer, in 2019, continued to perform strongly.  The Compensation Committee has increased her base salary every year and expects to do so assuming continued strong performance.

As discussed in more detail below under “Short-Term Incentives,” our Chief Executive Officer did not receive a short-term incentive bonus for 2019.  In 2019, she was granted $628,000 in long-term incentives in the form of time vested RSUs and stock options comprised of RSUs covering 19,455 shares of Class A Stock, vesting over 4 years and options to acquire 89,459 shares of Class A Stock at $16.14 per share, likewise vesting over 4 years.

2019 Base Salaries

Our Compensation Committee reviewed the executive pay summary prepared by Willis Towers Watson and other factors and engaged in extensive deliberation and then recommended the following 2019 base salaries for the following NEOs.

Name	Title	2019 Base Salary
Ellen M. Cotter	President and Chief Executive Officer	$551,000
Gilbert Avanes	EVP, Chief Financial Officer, and Treasurer	$275,000
S. Craig Tompkins	EVP, General Counsel	$425,000
Robert F. Smerling	President, US Cinemas	$400,200
Margaret Cotter	EVP-Real Estate Management and Development-NYC	$400,000
Devasis Ghose(1)	EVP, Chief Financial Officer and Treasurer (Retired)	$--

(1)	The base salary for Mr. Ghose is not included in this list as he retired as Executive Vice President, Chief Financial Officer and Treasurer of the Company on January 23, 2019.

2019 Short Term Incentives

The Short-Term Incentives authorized by our Compensation Committee provide our NEOs with an opportunity to earn an annual cash bonus based upon the achievement of certain of our Company’s financial goals, division goals and individual goals, recommended by our Chief Executive Officer and approved by our Compensation Committee during the first quarter of 2019.  Under our Compensation Committee charter, the compensation payable to our Chief Executive Officer and President, Chair Cotter, and Vice- Chair Cotter must also be approved by our full Board.  Participants in the short-term incentive plan are advised of their annual potential target bonus expressed as a percentage of the participant’s base salary and by dollar amount.

For 2019, the performance goals for our NEOs included (i) a target for a Company-wide Performance Goal Operational Metric based upon Company-wide “Compensation Adjusted EBITDA” (a non-GAAP measure defined below); (ii) Company-wide Performance Goal Development Metrics, (iii) Division Performance Goal Operational Metrics, and (iv) Division Performance Goal Development Metrics. In addition, each of our NEOs was provided individually tailored goals based on the particular NEO’s respective areas of responsibility.

Management and our Compensation Committee use “Earnings before Interest, Taxes, Depreciation and Amortization, or “EBITDA,” a non-GAAP financial measure, for a number of purposes in assessing the performance of the Company.  See Item 6 – “Selected Financial Data” of our Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion and reconciliation of EBITDA. “Compensation Adjusted EBITDA” is one of the two principal Company-wide performance metrics used by our Compensation Committee and for assessing the performance of executives of our Company. Compensation Adjusted EBITDA is not otherwise used by management and is calculated in a manner intended to adjust out of EBITDA those elements not generally within the control of our executives.

For each of our NEOs, Company-wide, division-wide (as applicable) and individual objectives were approved, together with the respective weighting of each element. Our Compensation Committee received detailed reports on the individual achievement of goals and objectives for 2019.  These were considered, but in light of the decision not to pay Short-Term Incentive’s (“STI’s”) because of the Funding Gate (as discussed below), the detailed discussion of performance of such goals and objectives will not be summarized herein.

Our Compensation Committee in 2019 set a Minimum Company Performance (or “Funding Gate”) (as it had in 2018) as a minimum hurdle to determine whether the Company’s performance as a whole supported the payment of STIs to NEOs (and other Executive Officers).  The 2019 Funding Gate was set at GAAP net income of $10,000,000.  In adopting the Funding Gate, the Committee reserved that it could consider adjustments to take into account matters included in GAAP net income for which the management team should not be held accountable.  The Committee also retained discretionary power to pay some or all STI’s, even if the Funding Gate had not been met.

However,  the material negative difference between the Funding Gate and 2019 Net Income compelled the Compensation Committee to decide that the NEOs and other Executive Officers would not receive STIs for the year ended December 31, 2019, despite their significant achievements in other areas, including advancing the Company’s long-term business strategy.

Long-Term Equity Awards

Long-Term incentives utilize the equity-based plan under our 2010 Plan.  For 2019, executive and management team participants received awards in the following forms: 50% time-based restricted stock units and 50% nonstatutory stock options. The grants of restricted stock units and options will vest ratably over a four (4) year period with 1/4th vesting on each anniversary date of the grant date.

The following grants were made for 2019 on March 13, 2019 and March 14, 2019:

2019
Name	Title	Dollar Amount of Restricted Stock Units and Option Awards
Ellen M. Cotter	President and Chief Executive Officer	$628,000
Gilbert Avanes	EVP, Chief Financial Officer and Treasurer	$75,000
S. Craig Tompkins	EVP, General Counsel	$125,000
Robert F. Smerling	President, US Cinemas	$125,000
Margaret Cotter	EVP-Real Estate Management and Development-NYC	$125,000

All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Incentive Plan and award grant.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have been substituted.  In the case of awards to non-executive directors, the accelerated vesting will be triggered upon a change of control or certain corporate transactions in which awards are not replaced with substantially equivalent awards.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan (our “401(k) Plan”) that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre and post-tax basis through contributions to the plan.  Our NEOs are eligible to participate in our 401(k) Plan on the same terms as other employees that meet the age and service requirements.  Currently, we match contributions made by participants in our 401(k) Plan up to a specified percentage, and these matching contributions are fully vested as of the date on which the contribution is made.  We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Other Retirement Plans

In March 2016, the Compensation Committee approved a one-time retirement benefit for Robert Smerling, President, US Cinemas, due to his significant long-term service to the Company.  The retirement benefit is a single year benefit in an amount equal to the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the then most recently completed five-year period.

On August 29, 2017, the Compensation Committee approved a one-time retirement benefit for Craig Tompkins, Executive Vice President and General Counsel, incident to his retention as our General Counsel.  The retirement benefit is the same as that provided to Mr. Smerling, except calculated net of the amount of $197,060, accrued to Mr. Tompkins under a separate vested benefit program established by one of the two companies acquired by the Company as a part of the consolidation transaction in 2000.

We currently maintain no other retirement plan for our above identified NEOs.

Key Person Insurance

We maintain life insurance on certain individuals who we believe to be key to our management, including certain NEOs.  If such individual ceases to be our employee or independent contractor, as the case may be, she or he is permitted, by assuming responsibility for all future premium payments, to replace our Company as the beneficiary under such policy.  These policies allow each such individual to purchase up to an equal amount of insurance for such individual’s own benefit.  In the case of our employees, the premium for both the insurance as to which we are the beneficiary and the insurance as to which our employee is the beneficiary, is paid by us.  In the case of NEOs, the premium paid by us for the benefit of such individual is reflected in the Compensation Table in the column captioned “All Other Compensation.”

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.  We do not generally provide our NEOs with perquisites or other personal benefits.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally prohibits publicly held corporations from deducting for federal income tax purposes annual compensation paid to any senior executive officer to the extent that such annual compensation exceeds $1.0 million. Our Compensation Committee and our Board consider the limits on deductibility under Section 162(m) in establishing executive compensation, but retain the discretion to authorize the payment of compensation that exceeds the limit on deductibility under this Section.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Stock Ownership Policy

In April 2017, our Board upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our NEOs and our Directors.  Our Board believes that such a policy is a “best practice” and further supports the alignment of interests between our NEO’s, our Directors and our stockholders.

Under our stock ownership policy:

•	Our Chief Executive Officer is required to beneficially own Company shares equal to six times her base salary;
•	Our other NEOs are required to beneficially own Company shares equal to one times their base salary; and
•	Our Directors who are not employees of the Company are required to beneficially own Company shares equal to three times their annual base directors fee.

When adopted, our Board approved a five-year period (from the later of the Policy adoption or date of hire or election/appointment, as the case may be) for the affected individuals to comply, so formal compliance is not yet required.

Under our stock ownership policy, the value to be used to measure compliance includes shares held of record or beneficially owned, together with the value of vested and non-vested options (however, in the case of vested and non-vested options, only the amount representing the difference between the exercise price and the closing price of the Company’s Common Stock on the measurement date is included), of RSUs and/or of other applicable equity instruments held by such individual.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently composed of Director Wrotniak, who serves as Chair and Directors Dr. Codding and McEachern. None of the members of the Compensation Committee was, during 2019, an officer or employee of the Company, or formerly an officer of the Company.  None of our executive officers currently serves, or during 2019 served, as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or our Compensation Committee.

There were no transactions during 2019 between the Company and any of the directors who served as members of the Compensation Committee for any part of 2019 that would require disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Chief Executive Officer Pay Ratio

As of December 31, 2019, we employed approximately 3,000 persons, with 86% of such persons being seasonal, part-time employees. Generally, we have experienced comparatively higher turnover rates with our seasonal, part-time employees, as compared to our full-time employees. Accordingly, the median annual total compensation we estimate below, as well as the resulting ratio of Chair Cotter’s compensation to such estimated median annual total compensation is reflective of both the seasonal, part-time nature of the majority of our employees, as well as the fact that we experience a high turnover rate with such employees each fiscal year. This ratio was also impacted by the fact that of these employees, 1,214 or 46% were employed in Australia and New Zealand, whose compensation figures were impacted by fluctuating currency exchange rates and prevailing wage rates in those jurisdictions for similar positions. During 2019, the Australian Dollar and New Zealand Dollar weakened against the U.S. Dollar by 7.0% and 4.9% respectively.

We selected December 31, 2019 as the determination date for identifying this median employee. Chair Cotter, our President and Chief Executive Officer, for the fiscal year 2019 received annual total compensation (including base salary, STI and Long Term Equity) of $1,191,800.  Based on the calculation described below, this median employee’s annual total compensation was $7,764 as of December 31, 2019. The median employee works as a Concessionist, as a regular part-time employee, at one of our cinemas located in the United States.   As a result, Chair Cotter’s fiscal 2019 total compensation was approximately 153 times greater than the total compensation of this median employee.

We identified this median employee as of December 31, 2019, by examining the 2019 W-2 (or equivalent) for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2019, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis).  For such employees, we did not make any assumptions, adjustments, or estimates with respect to total compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2019. For employees based and paid overseas, we converted their earnings to US dollars using the average exchange rates between local currency and US dollars.

We calculated the 2019 total annual compensation of this median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and, based on such review and discussions, has recommended to our Board that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted, Michael Wrotniak, Chairperson Dr. Judy Codding Douglas McEachern

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Report above shall not be incorporated by reference into this proxy statement.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2019 to (i) Chair Cotter, who has served as our principal executive officer, (ii) Mr. Avanes, who served as our interim Chief Financial Officer from January 25, 2019 through November 4, 2019 and who since that date has served as our principal financial officer, and (iii) the other three most highly compensated persons who served as executive officers in 2019.

	Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Other Compensation ($)		Termination Benefit ($)	Total ($)
Ellen M. Cotter President and Chief Executive Officer	2019	551,000	314,000	314,000	--	12,800	(3)	--	1,191,800
	2018	496,266	180,000	180,000	471,453	12,405	(3)	--	1,340,124
	2017	463,800	180,000	180,000	374,474	12,060	(3)	--	1,210,334
Gilbert Avanes EVP, Chief Financial Officer andTreasurer	2019	275,000	37,500	37,500	--	14,087	(3)	--	364,087
	2018	N/A	N/A	N/A	N/A	N/A		N/A	N/A
	2017	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Robert F. Smerling President – Domestic Cinema Operations	2019	400,200	62,500	62,500	--	7,215	(3)	--	532,415
	2018	400,200	60,000	60,000	82,541	6,562	(3)	--	609,303
	2017	393,000	60,000	60,000	70,439	5,993	(3)	--	589,432
S. Craig Tompkins EVP, General Counsel	2019	425,000	62,500	62,500	--	18,250	(3)	--	568,250
	2018	425,000	60,000	60,000	108,906	17,379	(3)	--	671,286
	2017	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Margaret Cotter EVP-Real Estate Management & Development	2019	400,000	62,000	62,000	--	12,605	(3)	--	536,605
	2018	365,000	60,000	60,000	105,668	12,260	(3)	--	602,928
	2017	365,000	60,000	60,000	81,569	11,950	(3)	--	578,519
Dev Ghose (4) EVP, Chief Financial Officer and Treasurer (Retired)	2019	37,372	-	-	-	-	(3)	121,992	159,364
	2018	412,000	-	-	28,008	16,950	(3)	412,000	868,958
	2017	412,000	-	-	154,479	16,005	(3)		582,484

(1)

Stock awards granted as a component of the 2019, 2018 and 2017 annual incentive awards are reported in this column as 2019, 2018 and 2017 compensation, respectively, to reflect the applicable service period for such awards.  Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718.  The assumptions used in the valuation of these awards are discussed in Notes 2 and 14 to our consolidated financial statements.  For a discussion of the material terms of each outstanding stock award, see “Compensation Discussion and Analysis – Long-Term Incentives” and the table below entitled “Outstanding Equity Awards at Year Ended December 31, 2019.”

(2)For the year ended December 31, 2019, our Compensation Committee in March 2020 determined not to approve the payment of any short-term incentive cash bonuses to our Executive Officers.

(3)Includes our matching employer contributions under our 401(k) Plan and the imputed tax of key person insurance.

(4)Mr. Ghose retired on January 23, 2019.

Grants of Plan-Based Awards

The following table contains information concerning (i) potential payments under the Company’s compensatory arrangements when performance criteria under such arrangements were established by the Compensation Committee in the first quarter of 2019 (actual payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table) and (ii) stock awards granted to our NEOs for the year ended December 31, 2019:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Award ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ellen M. Cotter	Short-term Incentive(1) Stock Options RSU	3/14/2019 3/14/2019	275,000	551,000	826,500	NA	NA	NA	19,455	89,459	16.14	628,000
Gilbert Avanes	Short-term Incentive(1) Stock Options RSU	3/13/2019 3/13/2019	68,750	137,500	206,250	NA	NA	NA	2,328	10,714	16.11	75,000
S. Craig Tompkins	Short-term Incentive(1) Stock Options RSU	3/13/2019 3/13/2019	63,750	127,500	191,250	NA	NA	NA	3,880	17,857	16.11	125,000
Margaret Cotter	Short-term Incentive(1) Stock Options RSU	3/14/2019 3/14/2019	70,000	140,000	210,000	NA	NA	NA	3,872	17,806	16.14	125,000
Robert F. Smerling	Short-term Incentive(1) Stock Options RSU	3/13/2019 3/13/2019	70,035	140,070	210,105	NA	NA	NA	3,880	17,857	16.11	125,000

(1)

Represents the short-term (or annual) incentive for fiscal year 2019.  The award amount is based upon the achievement of certain company financial goals measured by our EBITDA and developments metrics, division goals and individual goals, as approved by the Compensation Committee. Ultimately, despite the executive performance in 2019 no STI’s were paid for 2019.  For a discussion regarding the 2019 short-term incentive, see “Compensation Discussion and Analysis – 2019 Short-Term Incentives.”

(2)

Represents stock options granted under our 2010 Incentive Plan. The stock options granted to the NEOs in 2019 have a 5-year term and vests to 25% of the shares of our common stock underlying the option grant per year on the first day of each successive 12-month period commencing one year from the date of the grant. Options were granted with an exercise price equal to the closing price per share on the date of grant.

(3)	Represents the aggregate ASC 718 value of awards made in 2019.

2010 Incentive Plan

On May 13, 2010, our stockholders approved our 2010 Incentive Plan at the annual meeting of stockholders in accordance with the recommendation of our Board.  The Plan provides for awards of stock options, restricted stock, bonus stock, and stock appreciation rights to eligible employees, Directors, and consultants.  On March 10, 2016, our Board approved a First Amendment to the Plan to permit the award of restricted stock units. On March 2, 2017 and on April 26, 2017, our Board approved a further amendment to the Plan (the Second Amendment to the Plan) (i) to allow net exercises of stock options to be made at the Participant’s election; (ii) to incorporate the substance of the resolutions of the Compensation Committee on May 16, 2013 authorizing certain cashless transactions and automatic exercise of expiring in the money options; (iii) to broaden the permissible tax withholding by surrender of shares and (iv) to change the definition of Fair Market Value for purposes of the calculation of share value for purposes of net exercises and cashless exercises from the closing price to the average of the price of the highest sale price and the lowest sale price on the applicable measured day.  On November 7, 2017, our stockholders approved an amendment to increase the number of shares issuable under the Plan by 947,460 shares.  The Plan, as amended, permits issuance of a maximum of 2,197,460 shares of which, 1,663,100 has been used to date.  Under the terms of the Plan, the last day on which equity grants could be made was March 10, 2020.  At the time of its expiration,  the Plan had authority to issue up to an additional 534,361 shares.

Equity awards under our Plan are intended by us as a means to attract and retain qualified management, directors and consultants, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire our common stock and/or cash and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses. Equity awards may include stock options, restricted stock, restricted stock units, bonus stock, or stock appreciation rights.

If awarded, it is generally our policy to value stock options and restricted stock at the closing price of our common stock as reported on the Nasdaq Stock Market on the date the award is approved or on the date of hire, if the stock is granted as a recruitment incentive.  When stock is granted as bonus compensation for a particular transaction, the award may be based on the market price on a date calculated from the closing date of the relevant transaction.  Awards may also be subject to vesting and limitations on voting or other rights.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our NEOs as of December 31, 2019 under the 2010 Incentive Plan:

	Stock Options						Restricted Stock Awards
Name	Class	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: No. Of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Ellen M. Cotter	A	59,763	0	--	$11.95	3/9/2021	--	--	--	--
	A	39,018	13,005 (2)	--	$15.97	3/22/2022	--	--	--	--
	A	23,747	23,746 (3)	--	$16.36	4/12/2023	--	--	--	--
	A	22,365	67,094 (4)	--	$16.14	3/14/2024	--	--	--	--
	A	--	--	--	--	--	2,817 (5)	$31,522	--	--
	A	--	--	--	--	--	5,500 (6)	$61,545	--	--
	A	--	--	--	--	--	14,591 (7)	$163,273	--	--
Gilbert Avanes	A	4,960	0	--	$12.08	4/10/2021		--
	A	2,981	993 (8)	--	$15.97	3/22/2022
	A	1,805	1,804 (9)	--	$16.44	4/11/2023
	A	2,679	8,035 (10)	--	$16.11	3/13/2014
	A	--	--	--	--	--	215 (11)	$2,406
	A	--	--	--	--	--	418 (12)	$4,677
	A	--	--	--	--	--	1,746 (13)	$19,538
S. Craig Tompkins	A	13,006	4,335 (14)	--	$15.97	3/22/2022	--	--	--	--
	A	14,941	4,980 (15)	--	$15.68	8/28/2022	--	--	--	--
	A	7,874	7,874 (16)	--	$16.44	4/11/2023	--	--	--	--
	A	4,465	13,392 (17)	--	$16.11	3/13/2024	--	--	--	--
	A	--	--	--	--	--	939 (18)	$10,507	--	--
	A	--	--	--	--	--	1,848 (19)	$20,679	--	--
	A	--	--	--	--	--	2,910 (20)	$32,563	--	--
Margaret Cotter	A	19,921	--	--	$11.95	3/9/2021	--	--	--	--
	A	13,006	4,335 (21)	--	$15.97	3/22/2022	--	--	--	--
	A	7,916	7,915 (22)	--	$16.36	4/12/2023	--	--	--	--
	A	4,452	13,354 (23)	--	$16.14	3/14/2024	--	--	--	--
	A	--	--	--	--	--	938 (24)	$10,496	--	--
	A	--	--	--	--	--	1,833 (25)	$20,511	--	--

	A	--	--	--	--	--	2,904 (26)	$32,496
Robert F. Smerling	A	19,921	0		$11.95	3/9/2021	--	--	--	--
	A	13,006	4,335 (27)		$15.97	3/22/2022	--	--	--	--
	A	7,874	7,874 (28)		$16.44	4/11/2023	--	--	--	--
	A	4,465	13,392 (29)		$16.11	3/13/2024	--	--	--	--
	A	--	--	--	--	--	939 (30)	$10,507	--	--
	A	--	--	--	--	--	1,824 (31)	$20,411	--	--
	A	--	--	--	--	--	2,910 (32)	$32,563	--	--

(1)	Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 31, 2019 or $11.19.
(2)	13,005 options will vest on March 23, 2021.
(3)	11,873 options will vest on April 13, 2021 and April 13, 2022.
(4)	22,365 options will vest on March 14, 2021, March 14, 2022, and 22,364 options will vest on March 14, 2023.
(5)	2,817 units will vest on March 23, 2021.
(6)	2,750 units will vest on April 13, 2021 and April 13, 2022.
(7)	4,864 units will vest on March 14, 2021 and March 14, 2022 and 4,863 units will vest on March 14, 2023.
(8)	993 options will vest on March 23, 2021.
(9)	902 options will vest on April 12, 2021 and April 12, 2022.
(10)	2,679 options will vest on March 13, 2021. 2,678 options will vest on March 13, 2022 and March 13, 2023.
(11)	215 units will vest on March 23, 2021.
(12)	209 units will vest on April 12, 2021 and April 12, 2022.
(13)	582 units will vest on March 13, 2021, March 13, 2022, and March 13, 2023.
(14)	4,335 options will vest on March 23, 2021.
(15)	4,980 options will vest on August 29, 2021.
(16)	3,937 options will vest on April 12, 2021 and April 12, 2022.
(17)	4,464 options will vest on March 13, 2021, March 13, 2022, March 13, 2023.
(18)	939 units will vest on March 23, 2021.
(19)	912 units will vest on April 12, 2021 and April 12, 2022.
(20)	970 units will vest on March 13, 2021, March 13, 2022 and March 13, 2023.
(21)	4,335 options will vest on March 23, 2021.
(22)	3,958 options will vest on April 13, 2021 and 3,957 options will vest on April 13, 2022.
(23)	4,452 options will vest on March 14, 2021 and 4,451 options will vest on March 14, 2022 and March 14, 2023.
(24)	938 units will vest on March 23, 2021.
(25)	917 units will vest on April 13, 2021 and 916 units will vest on April 13, 2022.
(26)	968 units will vest on March 14, 2021, March 14, 2022, and March 14, 2023.
(27)	4,335 options will vest on March 23, 2021.
(28)	3,937 options will vest on April 12, 2021 and April 12, 2022.
(29)	4,464 options will vest on March 13, 2021, March 13, 2022, March 13, 2023.
(30)	939 units will vest on March 23, 2021.
(31)	1,824 units will vest on August 29, 2020.
(32)	970 units will vest on March 13, 2021, March 13, 2022 and March 13, 2023.

Option Exercises and Stock Vested

The following table contains information for our NEOs concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2019:

		Option Awards		Stock Awards
Name	Class	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Ellen M. Cotter	A	--	--	8,707	138,992
Margaret Cotter	A	--	--	2,903	46,341
Gilbert Avanes	A	--	--	684	10,877
Robert F. Smerling	A	--	--	2,899	46,387
S. Craig Tompkins	A	--	--	3,701	52,105

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2019, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Equity compensation plans approved by security holders (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Stock Options	273,866	(2)	$12.59
Restricted Stock Units	--	(2)	N/A	778,304
Total	273,866		$12.59	778,304

(1)Our 2010 Incentive Plan.

(2)Represents outstanding stock awards only.

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2019:

Certain Retirement Benefits.  Robert F. Smerling and S. Craig Tompkins are entitled to certain retirement benefits as described above under the caption “Other Elements of Compensation, Other Retirement Plans.”

Option and RSU Grants.  All long-term incentive awards are subject to other terms and conditions set forth in the 2010 Plan and award grants.  In addition, individual grants include certain accelerated vesting provisions.  In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted.  RSUs issued to our non-employee Directors provide for acceleration immediately upon a change of control.

Except as described above, no other NEOs currently have employment agreements or other arrangements providing benefits upon termination or a change of control.  The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events occurred on December 31, 2019, assuming the transaction took place on December 31, 2019 at price equal to the closing price of the Class A stock, which was of $11.19.

	Payable on upon Termination without Cause ($)				Payable on upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
	Severance Payments	Value of Vested Stock Awards	Value of Vested Option Awards(1)	Value of Health Benefits	Severance Payments	Value of Vested Stock Awards(1)	Value of Vested Stock Options	Benefits Payable under Retirement Plans
Ellen M. Cotter	--	--	--	--	--	256,341	--	--
Margaret Cotter	--	--	--	--	--	63,503	--	--
Robert F. Smerling	--	--	--	--	--	63,481	--	458,240(2)
S. Craig Tompkins	--	--	--	--	--	84,160	--	330,561(3)
Dev Ghose(4)	--	--	--	--	--	--	--	--

(1)

Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 31, 2019 or $11.19.  Accelerated vesting is triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or resignation for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted.

(2)

Mr. Smerling’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Smerling in the most recently completed five-year period.  The figure quoted in the table represents the average of total compensation paid for years 2019 and 2018.

(3)

Tompkins’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (bash salary plus cash bonus) years paid to Mr. Tompkins in the most recently completed five-year period, reduced by the retirement benefit paid to Mr. Tompkins from the Craig Corporation Key Personnel Retirement Plan in the amount of $197,060.  The figure quoted in the table represents the average of total compensation paid for years 2019 and 2018.

(4)	No triggering event for Dev Ghose at the time of retirement as Executive Vice President, Chief Financial and Treasurer on January 23, 2019.

Employment Agreements

Except as described above, as of December 31, 2019, our NEOs had no employment agreements in place.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Directors Douglas McEachern, who serves as Chairperson, Judy Codding and Michael Wrotniak.  Management presents all potential related party transactions to the Audit Committee for review.  Our Audit Committee reviews whether a given related party transaction is beneficial to our Company, and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.  See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC ("SHC") regarding the master leasing, with an option to purchase, of certain cinemas located in Manhattan including our Village East and Cinemas 1, 2, 3 theaters.  In connection with that transaction, we also agreed (i) to lend certain amounts to SHC, to provide liquidity in its investment, pending our determination whether or not to exercise our option to purchase and (ii) to manage the 86th Street Cinema on a fee basis.  SHC is a limited liability company owned in equal shares by the Cotter Estate or the Cotter Trust and a third party.

As previously reported, over the years, two of the cinemas subject to the master leasing agreement have been redeveloped and one (the Cinemas 1, 2, 3 discussed below) has been acquired.  The Village East is the only cinema that remains subject to this master lease.  We paid an annual rent of $590,000 for this cinema to SHC in each of 2019, 2018 and 2017.  During this same period, we received management fees from the 86th Street Cinema of $45,000, $172,000, and $141,000, respectively.

In 2005, we acquired (i) from a third party, the fee interest underlying the Cinemas 1, 2, 3 and (ii) from SHC, its interest in the ground lease estate underlying and the improvements constituting the Cinemas 1, 2, 3.  The ground lease estate and the improvements acquired from SHC were originally a part of the master lease transaction, discussed above.  In connection with that transaction, we granted to SHC an option to acquire at cost a 25% interest in the special purpose entity, Sutton Hill Properties, LLC ("SHP"), formed to acquire these fee, leasehold and improvements interests.  On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP's liabilities.  At the time of the option exercise and the closing of the acquisition of the 25% interest, SHP had debt of $26.9 million, including a $2.9 million, non-interest bearing intercompany loan from the Company.  The intercompany loan was repaid in August 2016 as a part of the refinancing of that asset. As of December 31, 2019, SHP had debt of $18.8 million.  Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through cash flow from the Cinemas 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members.

On June 29, 2010, we agreed to extend our existing lease from SHC of the Village East Cinema by 10 years, with a new termination date of June 30, 2020.  This amendment was reviewed and approved by our Audit Committee.  The Village East lease included a sub-lease of the ground underlying the cinema that is subject to a longer-term ground lease between SHC and an unrelated third party (the "cinema ground lease").  The extended lease provided for a call option pursuant to which Reading may purchase the cinema ground lease for $5.9 million at the end of the lease term. We exercised our purchase option on August 28, 2019, and that transaction is scheduled to close on May 31, 2021.  The Village East lease has been extended to January 31, 2022.  We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million presented under other liabilities (see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 16, 2020, under Part II - Item 8. (Financial Statements and Supplementary Date), and Note 11 – Pension and Other Liabilities).

In February 2015, we and SHP entered into an amendment to the management agreement dated as of June 27, 2007 between us and SHP.  The amendment, which was retroactive to December 1, 2014, memorialized our undertaking to SHP with respect to $750,000 (the "Renovation Funding Amount") of renovations to Cinemas 1,2,3 funded or to be funded by us.  In consideration of our funding of the renovations, our annual management fee under the management agreement was increased commencing January 1, 2015 by an amount equivalent to 100% of any incremental positive cash flow of Cinemas 1,2,3 over the average annual positive cash flow of the Cinemas 1,2,3 over the three-year period ended December 31, 2014 (not to exceed a cumulative aggregate amount equal to the Renovation Funding Amount), plus a 15% cash-on-cash return on the balance outstanding from time to time of the Renovation Funding Amount, payable at the time of the payment of the annual management fee (the "Improvements Fee"). Under the amended management agreement, we are entitled to retain ownership of (and any right to depreciate) any furniture, fixtures and equipment purchased by us in connection with such renovation and have the right (but not the obligation) to remove all such furniture, fixtures and equipment (at our own cost and expense) from the Cinemas upon the termination of the management agreement.  The amendment also provides that, during the term of the management agreement, SHP will be responsible for the cost of repair and maintenance of the renovations.  In 2019 and 2018 we earned Improvements Fees of $96,000 and $425,000.  In 2017, we received no Improvements Fee.  Our management fees calculated net of the Improvements Fee, for 2019, 2018, and 2017 were $161,000, $198,000 and $158,000.

On August 31, 2016, we secured a three-year, $20.0 million mortgage loan with Valley National Bank. On March 13, 2020, we refinanced the loan to $25.0 million which matures on April 1, 2022 with two six-month options to extend through April 1, 2023. The Valley National Loan has been guaranteed by our Company and an environmental indemnity has been provided by our Company.  SHC has agreed to indemnify our Company to the extent of 25% of any loss incurred by our Company with respect to any such guarantee and/or indemnity (a percentage reflecting SHC's membership interest in SHP).  The refinancing transaction, including the guarantee and indemnity, were review and approved by the Audit Committee of our Board of Directors.

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that lease our live theaters.  The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theater in 2001.  The Cotter Estate or the Cotter Trust and a third party own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theater.

Shadow View Land and Farming, LLC

During 2012, Mr. Cotter, Sr., our former Chair, Chief Executive Officer and controlling stockholder, contributed $2.5 million of cash and $255,000 of his 2011 bonus as his 50% share of the purchase price of an approximately 202-acre parcel of undeveloped land in Coachella, California and to cover his 50% share of certain costs associated with that acquisition.  This land is held in Shadow View

Land and Farming, LLC ("Shadow View"), which is owned 50% by our Company, and which is accounted for as a consolidated subsidiary of our Company.  The other 50% interest in Shadow View is owned by the Cotter Estate.  We are the managing member of Shadow View, with oversight provided by our Audit and Conflicts Committee.   These services are provided without compensation.

As managing member, we have from time to time made capital contributions to Shadow View and have funded on an interim basis certain operating and other costs.  Our capital contributions have been matched by the Cotter Estate, and the Cotter Estate has, upon billing, paid its 50% share of all such interim costs.

We are advised that Director Guy Adams historically performed certain consulting services for Mr. Cotter, Sr., with respect to Mr. Cotter's investment in Shadow View, for which he received a 5% carried interest in any profits realized by the Cotter Estate calculated after recovery of the Cotter Estate's investment in Shadow View plus a 100% return thereon.   To date, no profits have been realized by Shadow View and, we are advised, no consulting fees have been paid by the Cotter Estate with respect to Mr. Adam's historic consulting services.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee has adopted a written charter, which includes responsibility for approval of "Related Party Transactions."  Under its charter, the Audit Committee performs the functions of the "Conflicts Committee" of the Board and is delegated responsibility and authority by the Board to review, consider and negotiate, and to approve or disapprove on behalf of the Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by the full Board.  Any such matter requires no further action by the Board in order to be binding upon the Company, except in the case of matters that, under applicable Nevada law, cannot be delegated to a committee of the Board and must be determined by the full Board.  In those cases where the authority of the Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to the full Board.

As used in the Audit Committee's Charter, the term "Related Party Transaction" means any transaction or arrangement between the Company on one hand, and on the other hand (i) any one or more directors, executive officers or stockholders holding more than 5% of the voting power of the Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest.  Related Party Transactions do not include matters related to employment or employee compensation related issues.

•

The charter provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions.  In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

•	the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;
•	whether the terms are fair to us, have resulted from arm's length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related person;
•	the purpose of, and the potential benefits to us of, the transaction;
•	whether the transaction was undertaken in our ordinary course of business;
•

the related person's interest in the transaction, including the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	required public disclosure, if any; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton LLP, have audited our financial statements for the fiscal year ended December 31, 2019, and are expected to have a representative present at the Annual Meeting, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Form 10-K and Forms 10-Q provided by Grant Thornton LLP for 2019 and 2018 was approximately $982,600 and $833,920,  respectively.

Audit-Related Fees

Grant Thornton LLP did not provide us any audit related services for 2019 and 2018.

Tax Fees

Grant Thornton LLP did not provide us any professional services for tax compliance, tax advice, or tax planning in 2019.  Grant Thornton LLP provided tax compliance review services in 2018, for which they were paid fees totaling $76,850.

All Other Fees

Grant Thornton LLP did not provide us any services for 2019 or 2018, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval.  Our Audit Committee pre-approved all services provided to us by Grant Thornton LLP for 2019 and 2018.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including Amendment Nos. 1 and 2 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are being provided to you with this Proxy Statement.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of any one or more of our Directors in care of our executive offices will be promptly forwarded to such Directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2021 Annual Meeting of Stockholders, must deliver such proposal in writing to the Annual Meeting Secretary at the address of our Company’s principal executive offices at 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.  Unless we change the date of our 2021 annual meeting by more than 30 days from the anniversary of the prior year’s meeting, such written proposal must be delivered to us no later than July 1, 2021 to be considered timely.  If our 2021 Annual Meeting is not held within 30 days of the anniversary of our 2020 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2021 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2021 Annual Meeting, including disclosure in an SEC filing or through a press release.

Under our governing documents and applicable Nevada law, holders of record of our Class B Stock may also directly submit a proposal or nominate a director candidate from the floor at any meeting of our stockholders held at which Directors are to be elected.  Such floor proposal or nomination may be made at our virtual 2021 Annual Meeting by record holders of our Class B Stock using the Meeting Text Function.  See the discussion above under the Caption:  How will the meeting be conducted and how do I participate?

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Exchange, under a procedure called “householding”, only one copy of the proxy materials is  being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (213) 235-2240 or by mail to Corporate Secretary, Reading International, Inc., 5995 Sepulveda Boulevard, Suite 300, Culver City, CA 90230.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact the Corporate Secretary as described above. Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

By Order of the Board of Directors, Ellen M. Cotter Chairperson of the Board November 6, 2020

APPENDIX A

READING INTERNATIONAL, INC.

2020 STOCK INCENTIVE PLAN

1.PURPOSE.

(a)The purpose of the Plan is to provide to eligible recipients an opportunity to benefit from increases in value of the Common Stock through Stock Awards.

(b)The Company, by means of the Plan, seeks to attract and retain the services of persons eligible to receive Stock Awards, to bind the interests of eligible recipients more closely to the Company’s own interests by offering them opportunities to acquire Common Stock and/or cash and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses.

(c)The persons eligible to receive Stock Awards are the Directors, Employees and Consultants of the Company and of its Affiliates.

2.DEFINITIONS.

(a)“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)“Approved Cashless Exercises” for purposes of Section 6(a)(iv) shall include, without limitation to the authority of the Board or Committee, including to approve other methods of exercise, the following:

(i)The written election of the holder of Nonstatutory Stock Options to receive, instead of shares, cash in an amount equal to the aggregate Fair Market Value of shares of such Common Stock on the date of exercise of such Options, less the aggregate exercise price of the shares to be issued upon exercise of such Options and the aggregate applicable withholding taxes, if any; or

(ii)The written election of the holder of Options to surrender in payment (in whole or in part) of the exercise price of such Options of shares of the same class of Common Stock as the shares to be issued upon exercise of such Options, valued at the same value as the shares to be issued upon exercise of such Options.

(c)“Board” means the Board of Directors of the Company.

(d)“Board Approval Date” means November 4, 2020, the date on which the Board adopted the Plan.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(g)“Common Stock” means the Class A Non-voting Common Stock, $0.01 par value per share (“Class A Stock”), and the Class B Voting Common Stock, $0.01 par value per share (“Class B Stock”), of the Company.

(h)“Company” means Reading International, Inc., a Nevada corporation.

(i)“Consultant” means any individual engaged by the Company or by an Affiliate to render consulting or advisory services, and who is compensated for such services, or who is a member of the Board of Directors of an Affiliate. For clarity, the term “Consultant” shall not include a Director who is not compensated by the Company other than by way of fees and other compensation for his or her service as a Director.

(j)“Corporate Transaction” means (i) a sale, lease or other disposition of all or substantially all of the capital stock or assets of the Company, (ii) a merger or consolidation of the Company, or (iii) a reverse merger in which the

Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

(k)“Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act.

(l)“Director” means a member of the Board of Directors of the Company.

(m)“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)“Employee” means any “employee” of the Company or of an Affiliate within the meaning of the Code.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)“Fair Market Value” means the value of the Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange, including the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the average of the high sales price and the low sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the day of determination; or

(ii)In the absence of such listing of the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(q)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)“Net Exercise” means the settlement of Options, upon the written election of the holder, by delivery of a number of shares, rounding up to the nearest whole share, of Common Stock of the class for which such Option is exercisable equal to (i) the aggregate Fair Market Value, on the date of exercise, of the shares of Common Stock to be issued upon exercise of such Options, less the aggregate exercise price for such Common Stock and the aggregate applicable withholding taxes, divided by (ii) the Fair Market Value per share of such Common Stock on the same date; provided that the holder shall pay, in cash or other method approved by the Board, the proportional exercise price for any fractional share issued pursuant to the foregoing as a result of the rounding up the number of shares to be delivered.

(s)“Non-Employee Director” means a Director who is considered a “non- employee director” within the meaning of Rule 16b-3.

(t)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)“Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(w)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y)“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(z)“Plan” means this Reading International, Inc. 2020 Stock Incentive Plan as originally adopted by the Board on the Board Approval Date, and as it may be amended from time to time.

(aa)“Prior Plan Award” means a grant of a restricted stock unit, an option or other stock or stock-based award under the Prior Plan that is outstanding as of the day before the Board Approval Date.

(bb)“Prior Plan” means the Restated Reading International, Inc. 2010 Stock Incentive Plan.

(cc)“Restricted Stock Units” means a Stock Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Board and which may be settled for Common Stock, other securities or cash or a combination of Common Stock, other securities or cash as established by the Board.

(dd)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ee)“Securities Act” means the Securities Act of 1933, as amended.

(ff)“Service” means, except as otherwise provided in a Stock Award Agreement, a Participant’s service with the Company or with an Affiliate, whether as a Director, Employee or Consultant. For purposes of the Plan, unless otherwise provided in a Stock Award Agreement a Participant’s Service shall not be deemed to have terminated solely because of a change in the capacity in which the Participant renders services to the Company or an Affiliate or a change in the entity for which the Participant renders such Service. By way of example, a change in status from an Employee of the Company to a Consultant or a Director will not constitute a termination of Service unless otherwise provided in an Award Agreement. The Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether a Participant’s Service shall be considered interrupted in the case of the Participant’s leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(gg)“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(hh)“Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a right to acquire restricted stock, a restricted stock unit and a stock appreciation right granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Board pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Board may establish.

(ii)“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate.

3.ADMINISTRATION.

(a)Administration by Board. The Board shall administer the Plan unless, and except to the extent, the Board delegates administration to a Committee as provided in subsection 3(c).

(b)Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine from time to time who, among the persons eligible under the Plan, shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the number of shares of Common Stock with respect to which a Stock Award shall be granted; and the other terms and provisions of each Stock Award granted (which need not be identical).

(ii)To reprice any outstanding Stock Awards under the Plan, cancel and re- grant any outstanding Stock Awards under the Plan and effect any other action that is treated as a repricing for financial accounting purposes.

(iii)To construe and interpret the Plan and all Stock Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)To amend the Plan or a Stock Award as provided in Section 12.

(v)To terminate or suspend the Plan as provided in Section 13.

(vi)To select and engage third-party service providers to facilitate delivery of benefits and perform ministerial procedures under the Plan and to condition grants on compliance with such procedures.

(vii)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)Delegation to Committee.

(i)General. The Board may delegate administration of the Plan to a Committee of one or more Directors, and the term “Committee” shall apply to any Director or Directors to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, all of the powers theretofore possessed by the Board, including the power to delegate nondiscretionary administrative duties to such employees of the Company as the Committee deems proper (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and restore to the Board the administration of the Plan.

(ii)Committee Composition. In the discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors. Within the scope of the Committee’s delegated authority, the Committee may delegate to the Chairman of the Board the authority to grant Stock Awards to eligible persons who are not (a) then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) persons who are then subject to Section 16 of the Exchange Act.

(d)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.SHARES SUBJECT TO THE PLAN.

(a)Share Reserve. Subject to the provisions of subsection 11(a) relating to adjustments upon changes in Common Stock, the number of shares of Common Stock that may be issued pursuant to, or that may be subject to, Stock Awards shall not exceed in the aggregate (x) 1,250,000 shares of Class A Stock plus any shares of Class A Stock subject to Prior Plan Awards which, on or after the Board Approval Date, become available for Awards pursuant to subsection 4(b) and (y) 200,000 shares of Class B Stock. Subject to the provisions of subsection 11(a) relating to adjustments upon changes in Common Stock, if all Prior Plan Awards were forfeited, the number of shares of Common Stock that may be issued pursuant to, or that may be subject, Stock Awards, shall not exceed 2,274,902 shares of Class A Stock and 200,000 shares of Class B Stock. Subject to subsection 4(b), the number of shares available for issuance under the Plan shall be reduced by (i) one share for each share of Common Stock issued pursuant to a Stock Award granted under Section 6 or Section 7 and (ii) one share for each Common Stock equivalent subject to a stock appreciation right granted under subsection 7(c). Each Stock Award shall be denominated in either Class A Stock or Class B Stock as the Board shall determine at the time of grant. For the avoidance of doubt, the number of shares of Class B Stock that may be issued under this Plan shall not exceed in the aggregate more than five percent (5%) of the shares of Class B Stock outstanding as of the Board Approval Date, unless such greater number of shares of Class B Stock is approved for issuance pursuant to Stock Awards by the holders of a majority of the outstanding shares of Class B Stock. Subject to the provisions of subsection 11(a) relating to adjustments upon change in Common Stock, the maximum number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options is 1,250,000 shares of Class A Stock and 200,000 shares of Class B Stock.

(b)Reversion of Shares to the Share Reserve.

(i)Shares Available For Subsequent Issuance. If any (i) Stock Award or Prior Plan Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or paid in full or (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award or Prior Plan Award are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award or Prior Plan Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.

(ii)Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award or Prior Plan Award are not delivered to a Participant because the Stock Award or Prior Plan Award is exercised through a reduction of shares subject to the Stock Award or Prior Plan Award (i.e., a Net Exercise or an Approved Cashless Exercise for a Stock Award or similar mechanic for a Prior Plan Award), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan in the case of a Stock Award and shall not become available for issuance under the Plan in the case of a Prior Plan Award. If any shares subject to a Stock Award or Prior Plan Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an option or a stock appreciation right, or the issuance of shares under a stock bonus award or restricted stock award, the number of shares that are not delivered to the Participant shall no longer be available for subsequent issuance under the Plan in the case of a Stock Award and shall not become available for issuance under the Plan in the case of a Prior Plan Award.

(c)Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or treasury shares.

5.ELIGIBILITY.

(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S- 8, unless the Board determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.OPTION PROVISIONS.

(a)General. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through inclusion or incorporation by reference in the Option or otherwise) the substance of each of the following provisions:

(i)Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten years from the date it was granted.

(ii)Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii)Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iv)Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, at the election of the Optionholder, and to the extent permitted by applicable statutes and regulations, including applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board, either (1) in cash at the time the Option is exercised; (2) by delivery to the Company of other Common Stock; (3) by a Net Exercise; (4) by an Approved Cashless Exercise; or (5) through the surrender of such other form of legal consideration that may be acceptable to the Board; provided, however, that shares of Common Stock will no longer be outstanding under an Option to the extent that (i) shares are used to pay the exercise price pursuant to a Net Exercise or an Approved Cashless Exercise, (ii) shares are delivered to the Participant as a result of such exercise, or (iii) shares are withheld to satisfy tax withholding obligations.

(v)Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vi)Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Board, in a form satisfactory to the Board, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vii)Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(a)(vii) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(viii)Termination of Service. In the event an Optionholder’s Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Optionholder’s Service (or such longer or shorter period specified in the Option Agreement or such longer period as the Board may determine in connection with any agreement relating to such termination of services by an Optionholder), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(ix)Extension of Termination Date. An Optionholder’s Option Agreement may provide that, if the exercise of the Option following the termination of the Optionholder’s Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the first date on which the exercise of the Option would not be in violation of such registration requirements.

(x)Disability of Optionholder. In the event that an Optionholder’s Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve months following such termination (or such longer or shorter period specified in the Option Agreement or such longer period as may be determined by the Board subsequent to the date of such Disability) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(xi)Death of Optionholder. In the event (i) an Optionholder’s Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(a)(v) or 6(a)(vi), but only within the period ending on the earlier of (1) the date twelve months following the date of death (or such longer or shorter period specified in the Option Agreement or such longer period as may be determined by the Board after the death of such Optionholder)

or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(xii)Automatic Exercise. Unless otherwise specified in the relevant Option Agreement, any outstanding Option to the extent it remains unexercised and that has an exercise price (as set forth in the relevant Option Agreement) less than the Fair Market Value of the Common Stock, determined on the last day of the term of such Option, provided that if such last day is not a trading day, then on the last trading day immediately prior to the last day of the term of such Option (as set forth in the relevant Option Agreement), shall be automatically exercised on such last day of such term, without regard to any requirement in the relevant Option Agreement that the holder of such Option give written notice of such exercise. Except as may be otherwise elected by the Optionholder and approved by the Board prior to the expiration of the term of the Option, such exercise shall be settled as a Net Exercise and tax withholding obligations shall be satisfied by withholding of shares of Common Stock otherwise deliverable upon exercise of the Option pursuant to Section 10(f) hereof.

7.PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be  identical,  but  each  stock  bonus  agreement  shall  include  (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. A stock bonus may be awarded in consideration for past services actually rendered to or for the benefit of the Company or an Affiliate.

(ii)Vesting Generally. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing, unless the stock bonus agreement otherwise provides, all shares subject to the agreement shall become fully vested upon the occurrence of a Corporate Transaction.

(iii)Termination of Service. In the event a Participant’s Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus, unless otherwise specifically provided in the stock bonus agreement.

(iv)Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, or as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through inclusion or incorporation by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than the par value, if any, of the Common Stock on the date such award is made or at the time the purchase is consummated.

(ii)Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that payment of the Common Stock’s par value, if any, shall not be made by deferred payment.

(iii)Vesting Generally. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board.

(iv)Termination of Participant’s Service. In the event a Participant’s Service terminates, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement shall be forfeited to the Company in accordance with the restricted stock purchase agreement.

(v)Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, or as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(c)Stock Appreciation Rights. Each stock appreciation right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock appreciation right agreements may be changed from time to time, and the terms and conditions of separate stock appreciation right agreements need not be identical; provided, however, that each stock appreciation right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Strike Price and Calculation of Appreciation. Each stock appreciation right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a stock appreciation right will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of the exercise of the stock appreciation right of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such stock appreciation right and with respect to which the Participant is exercising the stock appreciation right on such date over (ii) an amount (the “strike price”) that will be determined by the Board at the time of grant of the stock appreciation right; provided, however, that the strike price of a stock appreciation right granted to a Director or Employee shall be not less than the Fair Market Value of the Common Stock equivalents subject to the stock appreciation right on the date the stock appreciation right is granted.

(ii)Vesting. At the time of the grant of a stock appreciation right, the Board may impose such restrictions or conditions to vesting of such stock appreciation right as it, in its sole discretion, deems appropriate.

(iii)Exercise. To exercise any outstanding stock appreciation right, the Participant must provide written notice to exercise to the Company in compliance with the provisions of the stock appreciation right agreement evidencing such stock appreciation right.

(iv)Payment. The appreciation distribution in respect to a stock appreciation right may be paid in shares of Common Stock, in cash, in any combination of shares of Common Stock and cash, or in any other form of consideration, as determined by the Board and contained in the stock appreciation right agreement evidencing such stock appreciation right.

(v)Termination of Service. In the event that a Participant’s Service terminates (other than due to the Participant’s death or Disability), the Participant may exercise his or her stock appreciation right (to the extent that the Participant was entitled to exercise such stock appreciation right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Service (or such longer or shorter period specified in the stock appreciation right agreement or such longer period as the Board may determine in connection with any agreement relating to such termination of services by an Optionholder), or (ii) the expiration of the term of the stock appreciation right as set forth in the stock appreciation right agreement. If, after termination, the Participant does not exercise his or her stock appreciation right within the time specified herein or in the stock appreciation right agreement (as applicable), the stock appreciation right shall terminate.

(vi)Disability of Participant. In the event that a Participant’s Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her stock appreciation right (to the extent that the Participant was entitled to exercise such stock appreciation right as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve months following such termination (or such longer or shorter period specified in the stock appreciation right agreement or such longer period as may be determined by the Board subsequent to the date of such Disability) or (ii) the expiration of the term of the stock appreciation right as set forth in the stock appreciation right agreement. If, after termination, the Participant does not exercise his or her stock appreciation right within the time specified herein, the stock appreciation right shall terminate.

(vii)Death of Participant. In the event (i) a Participant’s Service terminates as a result of the Participant’s death or (ii) a Participant dies within the period (if any) specified in the stock appreciation right agreement after the termination of the Participant’s Service for a reason other than death, then the stock appreciation right may be exercised (to the extent the Participant was entitled to exercise such stock appreciation right as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the stock appreciation right by bequest or inheritance or by a person designated to exercise the stock appreciation right upon the Participant’s death pursuant to this subsection 7(c)(vii), but only within the period ending on the earlier of (1) the date twelve months following the date of death (or such longer or shorter period specified in the stock appreciation right agreement or such longer period as may be determined by the Board after the death of such Participant) or (2) the expiration of the term of such stock appreciation right as set forth in the stock appreciation right agreement. If, after death, the stock appreciation right is not exercised within the time specified herein, the stock appreciation right shall terminate. A Participant who is granted stock appreciation rights may, by delivering written notice to the Board, in a form satisfactory to the Board, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the stock appreciation right.

(d)Restricted Stock Units. Each restricted stock unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock unit agreements may change from time to time, and the terms and conditions of separate restricted stock unit agreements need not be identical, but each restricted stock unit agreement shall include (through inclusion or incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. A restricted stock unit may be awarded upon the passage of time, the attainment of performance criteria or the satisfaction or occurrence of such other events as established by the Board.

(ii)Vesting Generally. At the time of the grant of a restricted stock unit, the Board may impose such restrictions or conditions to vesting, and/or the acceleration of the vesting, of such restricted stock unit as it, in its sole discretion, deems appropriate. Vesting provisions of individual restricted stock units may vary.

(iii)Termination of Service. In the event that a Participant’s Service terminates, any or all of the restricted stock units held by the Participant that have not vested as of the date of termination under the terms of the restricted stock unit agreement shall be forfeited to the Company in accordance with the restricted stock unit agreement, except as otherwise provided in the applicable restricted stock unit agreement or as the Board may determine in connection with any agreement relating to such termination of services by an Optionholder.

(iv)Transferability. A restricted stock unit shall be subject to similar transfer restrictions as awards of restricted stock, except that no shares are actually awarded to a Participant who is granted restricted stock units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such restricted stock units until the restrictions set forth in the restricted stock unit agreement have lapsed. Restricted stock units may be transferred to any trust established by a Participant for the benefit of the Participant, his or her spouse, and/or any one or more lineal descendants.

(v)Voting, Dividend & Other Right. Holders of restricted stock units will not be entitled to vote or to receive the dividend equivalent rights in respect of the restricted stock units at the time of any payment of dividends to stockholders on Common Stock until they become owners of the Common Stock pursuant to their restricted stock unit agreement. If the applicable restricted stock unit agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of shares equal to the number of vested restricted stock units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding shares of Common Stock (and in accordance with Section 409A of the Code with regard to awards subject thereto); provided that no dividend equivalents shall be currently paid on restricted share units that are not yet vested.

8.COVENANTS OF THE COMPANY.

(a)Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.MISCELLANEOUS.

(a)Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)Stockholder Rights. No Participant shall be deemed to have dividend rights or other rights as a stockholder with respect to any shares of Common Stock subject to an Option or stock appreciation right unless and until such Participant has properly exercised the Option or stock appreciation right. A Participant will have all of the rights of a stockholder as to any stock bonuses and shares of Common Stock acquired under a restricted stock purchase agreement as of the date of such Stock Awards, whether or not then vested, except as otherwise provided in the Stock Award Agreement, and unless and until the stock bonus or restricted stock is forfeited to the Company in accordance with applicable vesting requirements, if any.

(c)No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)Incentive Stock Option Dollar Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)Investment Assurances. The Company may require a Participant (or permitted transferee), as a condition of exercising or acquiring Common Stock under any Stock Award, to give written assurances satisfactory to the Company (i) as to the Participant’s (or permitted transferee’s) knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) that the Participant (or permitted transferee) is acquiring Common Stock subject to the Stock Award for the Participant’s (or permitted transferee’s) own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving a Stock Award, to pay to the Company or any Affiliate, or make arrangements satisfactory to the Company or any Affiliate regarding the payment of, all applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation or employment tax obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. Until the applicable withholding or income taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of restricted stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book- entry or electronic form (or, in the case of restricted stock, no issuance in book- entry or electronic form free of a restrictive legend or notation) shall be made for the Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding or income tax obligations, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares (or allow the surrender of shares) of Common Stock having a Fair Market Value equal to the amount of taxes to be paid, or by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of taxes to be paid. The amount of withholding tax to be paid with respect to a Stock Award by the withholding of shares of Common Stock otherwise deliverable pursuant to the Stock Award or by delivering shares of Common Stock already owned shall be determined by the Company in accordance with applicable laws and regulations, but shall not exceed the maximum statutory tax rates in the Participant’s applicable jurisdictions with respect to that Stock Award. For this purpose, the maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction. Notwithstanding the foregoing, the amount of withholding tax paid with respect to a Stock Award that has been granted to a Participant that is not an Employee by the withholding of shares of Common Stock otherwise deliverable pursuant to such Stock Award or by delivering shares of Common Stock already owned shall not exceed the minimum statutory amount, if any, required to be withheld for federal, state, local and/or foreign tax purposes that are applicable to the Stock Award then subject to tax. (For avoidance of doubt, it is acknowledged that as of the date hereof there is no minimum statutory amount to be withheld from exercise or vesting of Stock Awards to non-Employees and therefore shares of Common Stock will not be withheld for taxes with respect to such events except to the extent of future changes of law.) The value of any shares so withheld or delivered shall be based on the Fair Market Value of the shares on the date that the amount of tax to be withheld is to be determined.  All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Board (or its delegee) in advance of the day that the transaction becomes taxable.

11.ADJUSTMENTS UPON CHANGES IN STOCK.

(a)Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class and maximum number of shares subject to the Plan pursuant to subsection 4(a) and class and maximum number of shares that may be issued upon the exercise of Incentive Stock Options pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class and number of shares and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. For clarity, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b)Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event, and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture under subsections 7(a)(ii) and 7(b)(iii) may be repurchased by the Company or forfeited notwithstanding the fact that the holder of such stock is still in Service.

(c)Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. Unless the Stock Award Agreement otherwise provides, in the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then the Stock Awards shall terminate, if not exercised at or prior to such event.

12.AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any securities exchange listing requirements.

(b)Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(d)No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents thereto in writing.

(e)Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the Participant consents thereto in writing.

13.TERMINATION OR SUSPENSION OF THE PLAN.

(a)Plan Term. Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth anniversary of the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval of the stockholders of the Company, provided that such approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options and restricted stock units (but not award bonus stock, restricted stock, or stock appreciation rights) pursuant to the Plan prior to stockholder approval if the exercise of such Options or the vesting of such restricted stock units, by its terms is contingent upon stockholder approval of the Plan as provided above.

15.CHOICE OF LAW.

The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to the choice of law rules.

16.CLAWBACK OF CERTAIN BENEFITS.

All Stock Awards, shares issued in respect thereof and cash or other proceeds in respect thereof shall be subject to reduction, cancelation, forfeiture and recoupment to the extent necessary to comply applicable law or the listing rules of NASDAQ or other principal stock exchange on which the Common Stock is then listed (a “Required Clawback”). In accepting an Award under the Plan, a Participant agrees to be bound by any such Required Clawback.